Exhibit 4.1

FIFTH AMENDED AND RESTATED INDENTURE

by and between

CHASE ISSUANCE TRUST,

as Issuing Entity

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

as Indenture Trustee and as Collateral Agent

Dated as of December 16, 2024

i

Section 6.09	Noteholders Have the Right to Direct the Time, Method and Place of Conducting Any Proceeding for Any Remedy Available to the Indenture Trustee or the Collateral Agent	59
Section 6.10	Limitation on Suits	60
Section 6.11	Unconditional Right of Noteholders to Receive Principal and Interest; Limited Recourse	60
Section 6.12	Restoration of Rights and Remedies	61
Section 6.13	Rights and Remedies Cumulative	61
Section 6.14	Delay or Omission Not Waiver	61
Section 6.15	Control by Noteholders	62
Section 6.16	Waiver of Past Defaults	62
Section 6.17	Undertaking for Costs	62
Section 6.18	Waiver of Stay or Extension Laws	63

ARTICLE VII

THE INDENTURE TRUSTEE

Section 7.01	Certain Duties and Responsibilities	64
Section 7.02	Notice of Defaults	65
Section 7.03	Certain Rights of Indenture Trustee	65
Section 7.04	Not Responsible for Recitals or Issuance of Notes	66
Section 7.05	May Hold Notes	66
Section 7.06	Money Held in Trust	67
Section 7.07	Compensation and Reimbursement, Limit on Compensation, Reimbursement and Indemnity	67
Section 7.08	Disqualification; Conflicting Interests	67
Section 7.09	Corporate Indenture Trustee Required; Eligibility	68
Section 7.10	Resignation and Removal; Appointment of Successor	68
Section 7.11	Acceptance of Appointment by Successor	70
Section 7.12	Merger, Conversion, Consolidation or Succession to Business	71
Section 7.13	Preferential Collection of Claims Against Issuing Entity	71
Section 7.14	Appointment of Authenticating Agent	71
Section 7.15	Tax Returns	73
Section 7.16	Representations and Covenants of the Indenture Trustee	74
Section 7.17	Custody of Collateral Certificates and Collateral	74
Section 7.18	Indenture Trustee’s Application for Instructions from the Issuing Entity	74

ARTICLE VIII

NOTEHOLDERS’ MEETINGS, LISTS, REPORTS BY INDENTURE TRUSTEE AND ISSUING ENTITY

Section 8.01	Issuing Entity To Furnish Indenture Trustee Names and Addresses of Noteholders	75
Section 8.02	Preservation of Information; Communications to Noteholders	75

v

EXHIBITS

EXHIBIT A	FORM OF INVESTMENT LETTER

EXHIBIT B-1	FORM OF CLEARANCE SYSTEM CERTIFICATE TO BE GIVEN TO THE INDENTURE TRUSTEE BY EUROCLEAR OR CLEARSTREAM FOR DELIVERY OF DEFINITIVE NOTES IN EXCHANGE FOR A PORTION OF A TEMPORARY GLOBAL NOTE

EXHIBIT B-2	FORM OF CERTIFICATE TO BE DELIVERED TO EUROCLEAR OR CLEARSTREAM BY A BENEFICIAL OWNER OF NOTES WITH RESPECT TO REGISTERED NOTES SOLD TO QUALIFIED INSTITUTIONAL BUYERS

EXHIBIT B-3	FORM OF CERTIFICATE TO BE DELIVERED TO EUROCLEAR OR CLEARSTREAM BY A BENEFICIAL OWNER OF NOTES, OTHER THAN A QUALIFIED INSTITUTIONAL BUYER

EXHIBIT C	FORM OF ANNUAL CERTIFICATION

EXHIBIT D	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

EXHIBIT E	FORM OF CHASE ISSUANCE TRUST INDENTURE TRUSTEE’S CERTIFICATE

EXHIBIT F	FORM OF REPURCHASE REQUEST CERTIFICATE

EXHIBIT G	FORM OF REVIEW NOTICE

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE

ACT OF 1939 AND INDENTURE PROVISIONS*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	7.11
(a)(4)	Not Applicable
(a)(5)	7.09
(b)	7.08, 7.10(d)(i)
(c)	Not Applicable
311(a)	7.13
(b)	7.13
(c)	Not Applicable
312(a)	8.01
(b)	8.02(b)
(c)	8.02(c)
313(a)	8.03(a)
(b)	8.03(c)
(c)	8.03(a), 8.03(c)
(d)	8.03(d)
314(a)	8.05,10.04
(b)	1.02, 3.03(d)
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	1.02
(d)(1)	Not Applicable
(d)(2)	Not Applicable
(d)(3)	Not Applicable
(e)	1.02
315(a)	7.01(a), 7.01(b)
(b)	7.02
(c)	7.01(c)
(d)	7.01(d)
(d)(1)	7.01(d)
(d)(2)	7.01(d)(ii)
(d)(3)	7.01(d)(iii)
(e)	6.17
316(a)(1)(A)	6.09
316(a)(1)(B)	6.16
316(a)(2)	Not Applicable

316(b)	6.11
316(c)	Not Applicable
317(a)(1)	6.03
317(a)(2)	6.04
317(b)	10.03(a), 10.03(b)
318(a)	1.07

*	This reconciliation and tie shall not, for any purpose, be deemed to be part of the within indenture.

This FIFTH AMENDED AND RESTATED INDENTURE, by and between CHASE ISSUANCE TRUST, a Delaware statutory trust (the “Issuing Entity”) and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (“CTCNA”), as indenture trustee (in such capacity, the “Indenture Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) is made and entered into as of December 16, 2024.

RECITALS

WHEREAS, the Issuing Entity and Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as indenture trustee, have executed and delivered an Indenture, dated as of May 1, 2002 (as amended, supplemented or otherwise modified, the “Original Indenture”);

WHEREAS, the Issuing Entity and Wells Fargo, as indenture trustee, have executed and delivered an Amended and Restated Indenture, dated as of October 15, 2004 (as amended, supplemented or otherwise modified, the “Amended and Restated Indenture”), as amended by the Amendment thereto, dated as of February 1, 2006;

WHEREAS, the Issuing Entity and Wells Fargo, as indenture trustee, have executed and delivered a Second Amended and Restated Indenture, dated as of March 14, 2006 (as amended, supplemented or otherwise modified, the “Second Amended and Restated Indenture”);

WHEREAS, the Issuing Entity and Wells Fargo, as indenture trustee, have executed and delivered a Third Amended and Restated Indenture, dated as of December 19, 2007 (as amended, supplemented or otherwise modified, the “Third Amended and Restated Indenture”);

WHEREAS, the Issuing Entity and Wells Fargo, as indenture trustee, have executed and delivered a Fourth Amended and Restated Indenture, dated as of January 20, 2016 (as amended, supplemented or otherwise modified, the “Fourth Amended and Restated Indenture”);

WHEREAS, pursuant to the Agreement and Plan of Merger, dated January 24, 2019, by and between JPMorgan Chase Bank, National Association (“JPMCB”) and Chase Bank USA, National Association (“Chase USA”), Chase USA was merged with and into JPMCB under the laws of the United States and the separate existence of Chase USA ceased and JPMCB continued as the surviving bank (the “Merger”);

WHEREAS, pursuant to the Assignment and Assumption Agreement, dated as of November 1, 2024, by and between Wells Fargo and CTCNA (the “Assignment and Assumption Agreement (Trustee Transfer)”), Wells Fargo assigned and CTCNA assumed and agreed to perform all covenants and obligations as indenture trustee and as collateral agent with respect to the Issuing Entity (the “Trustee Transfer”);

WHEREAS, the Issuing Entity and CTCNA, in its respective capacities as Indenture Trustee and as Collateral Agent, desire to amend and restate the Fourth Amended and Restated Indenture in its entirety to, among other things, reflect the Merger and the Trustee Transfer, as set forth below; and

WHEREAS, all conditions precedent to the execution of this Indenture have been complied with;

NOW, THEREFORE, the parties hereto hereby agree that effective on and as of the date hereof, the Fourth Amended and Restated Indenture is hereby amended and restated in its entirety as follows:

PRELIMINARY STATEMENT

The Issuing Entity has duly authorized the execution and delivery of this Indenture to provide for the issuance of its notes to be issued in one or more fully registered Series, Classes or Tranches.

All things necessary to make this Indenture a valid agreement of the Issuing Entity, in accordance with its terms, have been done.

GRANTING CLAUSE

Pursuant to the Asset Pool One Supplement, the Issuing Entity has and shall grant to the Collateral Agent (the “Secured Party”) for Asset Pool One for the benefit and security of (a) the Noteholders secured by Asset Pool One, (b) the Indenture Trustee, in its individual capacity and (c) the Collateral Agent, in its individual capacity, a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to, the Collateral specified in the Asset Pool One Supplement.

The security interest in the Collateral designated for inclusion in an Asset Pool is granted to secure the Notes issued with respect to that Asset Pool (and the obligations under this Indenture, the Asset Pool One Supplement and the related Indenture Supplement) equally and ratably without prejudice, priority or distinction between any Note and any other Note that is expressly secured by Asset Pool One by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in this Indenture, or in an Indenture Supplement which establishes any Series, Class or Tranche of Notes, and to secure (i) the payment of all amounts due on such Notes in accordance with their terms, (ii) the payment of all other sums payable by the Issuing Entity under this Indenture or any Indenture Supplement relating to such secured Notes and (iii) compliance by the Issuing Entity with the provisions of this Indenture or any Indenture Supplement or the Asset Pool One Supplement relating to such Notes. This Indenture, as it may be supplemented, including by the Asset Pool One Supplement, is a security agreement within the meaning of the UCC.

The Indenture Trustee acknowledges the grant of such Security Interest, and agrees to perform the duties herein such that the interests of the Noteholders secured by Asset Pool One may be adequately and effectively protected.

Particular Notes, Derivative Agreements, Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements will benefit from the Security Interest to the extent (and only to the extent) proceeds of and distributions on the Collateral are allocated for their benefit pursuant to this Indenture, the Asset Pool One Supplement and the applicable Indenture Supplement.

AGREEMENTS OF THE PARTIES

To set forth or to provide for the establishment of the terms and conditions upon which the Notes are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Notes by the Holders thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders of the Notes of a Series, Class or Tranche thereof, as the case may be:

LIMITED RECOURSE

The obligation of the Issuing Entity to make payments of principal, interest and other amounts on the Notes and to make payments in respect of Derivative Agreements, Supplemental Credit Enhancement Agreements or Supplemental Liquidity Agreements, as applicable, is limited in recourse as set forth in Section 6.11.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For all purposes of this Indenture and of any Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

(a) With respect to any Series of Notes, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Trust Agreement, the Transfer and Servicing Agreement, the Asset Pool One Supplement or the related Indenture Supplement, as applicable.

(b) All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP as in effect at the time of determination. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP as in effect at the time of determination, the definitions contained in this Indenture or in any such certificate or other document shall control.

(d) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(e) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; references to any Article, subsection, Section, clause, Schedule or Exhibit are references to Articles, subsections, Sections, clauses, Schedules and Exhibits in or to this Indenture unless otherwise specified; the term “including” means “including without limitation”; references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; references to any Person include that Person’s successors and assigns; and references to any agreement refer to such agreement, as amended, supplemented or otherwise modified from time to time.

(f) Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions. Notwithstanding anything to the contrary contained herein (1) this Indenture will be qualified under the Trust Indenture Act and (2) if it is no longer necessary for this Indenture to be qualified under the Trust Indenture Act, then all references to the Trust Indenture Act hereunder shall be inapplicable to this Indenture.

(g) In the event that the UCC, as in effect on the date hereof, is revised, any reference herein to specific sections of the UCC shall be deemed to be references to any such successor sections.

(h) Whenever used in this Indenture, the following words and phrases shall have the following meanings, and the definitions of such terms and phrases are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and the neuter genders of such terms:

“Act” has, when used with respect to any Noteholder, the meaning specified in subsection 1.04(a).

“Action” has, when used with respect to any Noteholder, the meaning specified in subsection 1.04(a).

“Adjusted Outstanding Dollar Principal Amount” means at any time during a Monthly Period with respect to any Series, Class or Tranche of Notes, the Outstanding Dollar Principal Amount of all Outstanding Notes of such Series, Class or Tranche of Notes at such time, less any funds on deposit in the Principal Funding Account or the related Sub-Account, as applicable, for the benefit of such Series, Class or Tranche of Notes at such time.

“Adverse Effect” means, whenever used in this Indenture with respect to any Series, Class or Tranche of Notes with respect to any Action, that such Action will at the time of its occurrence (a) result in the occurrence of an Early Amortization Event or Event of Default relating to such Series, Class or Tranche of Notes, as applicable, (b) have a material adverse effect on the amount of funds available to be distributed to the Noteholders of any such Series, Class or Tranche of Notes pursuant to this Indenture or on the timing of such distributions, or (c) adversely affect the security interest of the applicable Collateral Agent in the Collateral securing the Outstanding Notes in Asset Pool One unless otherwise permitted by this Indenture or the Asset Pool One Supplement.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Remaining Master Trust Level Required Amount” has, with respect to any Unapplied Excess Finance Charge Sharing Collateral Certificate, the meaning specified in the related Series Supplement.

“Amended and Restated Indenture” has the meaning set forth in the Recitals.

“Arbitration Rules” has the meaning specified in subsection 13.06(c).

“Asset Pool” means a pool of Collateral designated for inclusion in a particular Asset Pool pursuant to an Asset Pool Supplement, that secures certain Series, Class or Tranche of Notes or more than one Series, Class or Tranche of Notes as specified in the applicable Indenture Supplements for each such Series, Class or Tranche of Notes.

“Asset Pool One” means the pool of Collateral designated for inclusion in a particular Asset Pool pursuant to the Asset Pool One Supplement, that secures a Series of Outstanding Notes as specified in the applicable Indenture Supplement for such Series of Notes.

“Asset Pool One Supplement” means the Fourth Amended and Restated Asset Pool One Supplement to this Indenture, dated as of December 16, 2024, by and between the Issuing Entity and, CTCNA, as the Indenture Trustee and the Collateral Agent.

“Asset Pool Supplement” means, with respect to any Asset Pool, a supplement to this Indenture, executed and delivered in conjunction with the first issuance of Notes secured by that Asset Pool, including all amendments thereof and supplements thereto.

“Asset Representations Review” has the meaning specified in subsection 13.05(b).

“Asset Representations Review Agreement” means the Asset Representations Review Agreement by and among JPMCB, as sponsor, and FTI Consulting, Inc., as Reviewer.

“Assignment and Assumption Agreement (Trustee Transfer)” has the meaning set forth in the Recitals.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to authenticate Notes under Section 7.14.

“Available Finance Charge Collections” means, for any Monthly Period, (a) with respect to the Noteholders, the Finance Charge Collections paid to the Issuing Entity and allocated to the Noteholders, and (b) with respect to any Series, Class or Tranche of Notes, the amount of collections in clause (a) allocated to such Series, Class or Tranche of Notes, as applicable, plus investment earnings allocable to the amounts on deposit in the Collection Account and Excess Funding Account allocable to such Series, Class or Tranche of Notes, plus any other amounts, or allocable portion thereof, to be treated as Available Finance Charge Collections with respect to such Series, Class or Tranche of Notes, subject to the applicable Indenture Supplement.

“Available Principal Collections” means, for any Monthly Period, (a) with respect to the Noteholders, the Principal Collections paid to the Issuing Entity and allocated to the Noteholders, and (b) with respect to any Series, Class or Tranche of Notes, (i) the amount of collections in clause (a) allocated to such Series, Class or Tranche of Notes, as applicable, plus (ii) any other amounts, or allocable portion thereof, to be treated as Available Principal Collections with respect to such Series, Class or Tranche of Notes, subject to the applicable Indenture Supplement.

“Beneficiary” has the meaning ascribed to such term in the Trust Agreement.

“Business Day” means, unless otherwise specified in the Indenture Supplement for any Series, Class or Tranche of Notes, any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, Wilmington, Delaware or St. Paul, Minnesota (or, with respect to any Series, Class or Tranche of Notes, any additional city specified in the related Indenture Supplement), are authorized or obligated by law, executive order or governmental decree to be closed.

“Certificate of Authentication” means the certificate of authentication of the Indenture Trustee, the form of which is described in Section 2.03, or the alternate certificate of authentication of the Authenticating Agent, the form of which is described in Section 7.14.

“Certified Note Owner” means (a) a Note Owner that provides to the Indenture Trustee and the Transferor a written certification of ownership of Notes of a specific Class or Tranche, a trade confirmation, an account statement, a letter from its broker or dealer verifying ownership of Notes of such specific Class or Tranche or any other evidence of ownership of Notes in a form that is satisfactory or acceptable to the Indenture Trustee and (b) Noteholders that are holders of definitive Notes.

“Chase Card Funding” means Chase Card Funding LLC, a Delaware limited liability company.

“Chase USA” has the meaning set forth in the Recitals.

“Class” means, with respect to any Note, the class specified in the applicable Indenture Supplement.

“Class C Reserve Account” means, for any Notes, the Bank Account and any Sub-Account thereof established and maintained as described in the related Indenture Supplement.

“Collateral Agent” has the meaning specified in the Preamble, and its permitted successors and assigns.

“Collateral Certificate Finance Charge Shortfall Allocation” means, for any Note Transfer Date, with respect to each Unapplied Master Trust Level Excess Finance Charge Sharing Collateral Certificate relating to any Shared Excess Available Finance Charge Collections Group, an amount equal to:

(a) if the aggregate amount of all Unapplied Master Trust Level Excess Finance Charge Collections for all Unapplied Master Trust Level Excess Finance Charge Sharing Collateral Certificates for such Note Transfer Date is less than or equal to the sum of the Remaining Series Finance Charge Shortfalls for all Series in such Group for such Note Transfer Date, the amount of Unapplied Master Trust Level Excess Finance Charge Collections with respect to such Unapplied Master Trust Level Excess Finance Charge Sharing Collateral Certificate for such Note Transfer Date; or

(b) if the aggregate amount of all Unapplied Master Trust Level Excess Finance Charge Collections for all Unapplied Master Trust Level Excess Finance Charge Sharing Collateral Certificates for such Note Transfer Date is greater than the sum of the Remaining Series Finance Charge Shortfalls for all Series in such Group for such Note Transfer Date, the product of (i) the sum of the Remaining Series Finance Charge Shortfalls for all Series in such Group for such Note Transfer Date and (ii) a fraction, (x) the numerator of which is the Unapplied Master Trust Level Excess Finance Charge Collections with respect to such Unapplied Master Trust Level Excess Finance Charge Sharing Collateral Certificate for such Note Transfer Date and (y) the denominator of which is the aggregate amount of all Unapplied Master Trust Level Excess Finance Charge Collections for all Unapplied Master Trust Level Excess Finance Charge Sharing Collateral Certificates for such Note Transfer Date.

“Collateral Certificate Principal Shortfall Allocation” means, for any Note Transfer Date, with respect to each Unapplied Master Trust Level Principal Sharing Collateral Certificate in any Asset Pool, an amount equal to:

(a) if the aggregate amount of all Unapplied Master Trust Level Principal Collections for all Unapplied Master Trust Level Principal Sharing Collateral Certificates in such Asset Pool for such Note Transfer Date is less than or equal to the sum of the Remaining Series Principal Shortfalls for all Series secured by such Asset Pool, the amount of Unapplied Master Trust Level Principal Collections with respect to such Unapplied Master Trust Level Principal Sharing Collateral Certificate for such Note Transfer Date; or

(b) if the aggregate amount of all Unapplied Master Trust Level Principal Collections for all Unapplied Master Trust Level Principal Sharing Collateral

Certificates in such Asset Pool for such Note Transfer Date is greater than the sum of the Remaining Series Principal Shortfalls for all Series secured by such Asset Pool for such Note Transfer Date, the product of (i) the sum of the Remaining Series Principal Shortfalls for all Series secured by such Asset Pool for such Note Transfer Date and (ii) a fraction, (x) the numerator of which is the Unapplied Master Trust Level Principal Collections with respect to such Unapplied Master Trust Level Principal Sharing Collateral Certificate for such Note Transfer Date and (y) the denominator of which is the aggregate amount of all Unapplied Master Trust Level Principal Collections for all Unapplied Master Trust Level Principal Sharing Collateral Certificates in such Asset Pool for such Note Transfer Date.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such date.

“Corporate Trust Office” means the principal office of the Indenture Trustee in St. Paul, Minnesota at which at any particular time its corporate trust business will be principally administered, which office at the date hereof is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attn: Computershare Corporate Trust - Asset Backed Administration.

“CTCNA” has the meaning set forth in the Preamble.

“Delinquency Percentage” means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is equal to the aggregate dollar amount of Receivables with respect to which any amount is sixty (60) or more days past due, and the denominator of which is equal to the aggregate dollar amount of all Receivables, each as measured on the last day of the Monthly Period.

“Delinquency Trigger” means initially 7.62%; provided, that the Delinquency Trigger may be modified by the Servicer with notice to the Indenture Trustee without an amendment of this Indenture and without consent from the Noteholders; provided, further, that any modification shall be disclosed on a Current Report on Form 8-K filed by the Issuing Entity and shall be made only (i) at the time of the effectiveness of a new shelf registration statement on Commission Form SF-3 or (ii) following the occurrence of any changes in applicable law that may have a material impact on JPMCB, Chase Card Funding, the Issuing Entity or the Receivables.

“Delinquency Trigger Breach” has the meaning specified in subsection 8.04(d)(ii).

“Depository” means a U.S. Depository or a Foreign Depository, as the case may be.

“Derivative Agreement” means any currency, interest rate or other swap, cap, collar, guaranteed investment contract or other derivative agreement.

“Derivative Counterparty” means any party to any Derivative Agreement other than the Issuing Entity or the Indenture Trustee.

“Early Amortization Event” has the meaning specified in Section 11.01.

“Entity” means any Person other than an individual or government (including any agency or political subdivision thereof).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” has the meaning specified in Section 6.01.

“Exchange Date” means, with respect to any Tranche of Notes, the latest of:

(a) in the case of exchanges of beneficial interests in Temporary Global Notes for beneficial interests in Permanent Global Notes in registered form, any date that is after the related issuance date; and

(b) the earliest date on which such an exchange of a beneficial interest in a Temporary Global Note for a beneficial interest in a Permanent Global Note is permitted by applicable law.

“Federal Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.

“Foreign Currency” means (a) a currency other than Dollars, or (b) denominated in a currency other than Dollars.

“Foreign Currency Note” means a Note denominated in a Foreign Currency.

“Foreign Depository” means the Person specified in the applicable Indenture Supplement, in its capacity as depository for the accounts of any clearing agencies located outside the United States.

“Form 10-D” means the Commission Form used for periodic distribution reports by asset-backed issuers, such as the Issuing Entity, filed with the Commission pursuant to the Securities Exchange Act.

“Fourth Amended and Restated Indenture” has the meaning set forth in the Recitals.

“GAAP” means generally accepted accounting principles in the United States of America.

“Global Note” means any Note issued pursuant to Section 2.04.

“Group” means any one or more Series of Notes which are specified as belonging to a common Group (including any Shared Excess Available Finance Charge Collections Group or any group established by an Indenture Supplement) in the applicable Indenture Supplement. A particular Series of Notes may be included in more than one Group if the Indenture Supplement for such Series so provides.

“Holder” means, when used with respect to any Note, a Noteholder.

“Indenture” or “this Indenture” means this Fifth Amended and Restated Indenture, dated as of December 16, 2024, as originally executed and as amended, supplemented, restated or otherwise modified from time to time by one or more indentures supplemental hereto.

“Indenture Supplement” means, with respect to any Series of Notes, a supplement to this Indenture, executed and delivered in conjunction with the issuance of such Series of Notes pursuant to Section 3.01, together with any applicable Terms Document for any Classes and Tranches of Notes belonging to such Series related to such Indenture Supplement and any amendment to the Indenture Supplement executed pursuant to Section 9.01 or 9.02, and, in either case, including all amendments thereof and supplements thereto.

“Indenture Trustee” has the meaning set forth in the Preamble, and its permitted successors and assigns.

“Indenture Trustee Authorized Officer” means, when used with respect to the Indenture Trustee, any vice president, any assistant vice president, the treasurer, any assistant treasurer, any senior trust officer or trust officer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such Person’s knowledge of and familiarity with the particular subject.

“Initial Dollar Principal Amount” means (a) unless otherwise specified in the applicable Indenture Supplement, with respect to a Series, Class or Tranche of Dollar Interest-bearing Notes, the aggregate initial principal amount of the Outstanding Notes of such Series, Class or Tranche plus the aggregate initial principal amount of any additional Notes of such Series, Class or Tranche, and (b) with respect to a Series, Class or Tranche of Foreign Currency Notes, the amount specified in the applicable Indenture Supplement as the Initial Dollar Principal Amount thereof.

“Interest-bearing Note” means a Note that bears interest at a stated or computed rate on the principal amount thereof.

“Interest Funding Account” means, with respect to any Notes, the Bank Account and any Sub-Account thereof established and maintained as described in the related Indenture Supplement.

“Interest Payment Date” means, with respect to any Series, Class or Tranche of Notes, the scheduled due date of any payment of interest on such Notes, as specified in the applicable Indenture Supplement, or if such day is not a Business Day, the next following Business Day, unless such day is in the next calendar month, in which case the Interest Payment Date, unless otherwise specified in the related Indenture Supplement, will be the last Business Day of the current calendar month; provided, however, that upon the acceleration of a Series, Class or Tranche of Notes following an Event of Default or upon the occurrence of an Early Amortization Event, or other optional or mandatory redemption of that Series, Class or Tranche of Notes, each Monthly Principal Accrual Date will be an Interest Payment Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Invested Amount” has, with respect to any Collateral Certificate, the meaning specified in the Series Supplement for the applicable Collateral Certificate and with respect to any other Investor Certificate, the meaning specified in the applicable Pooling and Servicing Agreement and the related Series Supplement.

“Investor Certificate” means an investor certificate, and not a seller certificate or transferor certificate, issued by a Master Trust pursuant to a Pooling and Servicing Agreement and related Series Supplement.

“Investor Certificateholder” means the holder of record of an Investor Certificate.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuing Entity” has the meaning set forth in the Preamble.

“Issuing Entity Authorized Officer” means (a) an authorized signatory of the Owner Trustee, or (b) the chairman or vice-chairman of the board of directors, chairman or vice-chairman of the executive committee of the board of directors, the president, any vice-president, the secretary, any assistant secretary, the treasurer, or any assistant treasurer, in each case of the Beneficiary, or any other officer or employee of the Beneficiary who is authorized to act on behalf of the Issuing Entity.

“Issuing Entity Certificate” means a certificate (including an Officer’s Certificate) signed in the name of an Issuing Entity Authorized Officer, or the Issuing Entity by an Issuing Entity Authorized Officer, and in each case delivered to the Indenture Trustee relating to, among other things, the issuance of a new Series, Class or Tranche of Notes. Wherever this Indenture requires that an Issuing Entity Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be an employee of the Beneficiary.

“Issuing Entity Tax Opinion” means, with respect to any Action, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (a) such Action will not cause any Outstanding Series, Class or Tranche of Notes that were characterized as debt at the time of their issuance to be characterized as other than debt, (b) such Action will not cause the Issuing Entity to be treated as an association (or publicly traded partnership) taxable as a corporation and (c) such Action will not cause or constitute an event in which gain or loss would be recognized by any Holder of any such Notes.

“JPMCB” has the meaning set forth in the Recitals..

“Legal Maturity Date” means, with respect to a Series, Class or Tranche of Notes, the date specified in the Indenture Supplement, for such Notes as the fixed date on which the principal of such Series, Class or Tranche of Notes is due and payable.

“Majority Holders” means, with respect to any Series, Class or Tranche of Notes or all Outstanding Notes, the Holders of greater than 50% in Outstanding Dollar Principal Amount of the Outstanding Notes of that Series, Class or Tranche or of all Outstanding Notes, as the case may be.

“Master Trust” means a master trust or other securitization special purpose entity for which JPMCB or an Affiliate of JPMCB acts as transferor or seller or servicer, established pursuant to a Pooling and Servicing Agreement.

“Master Trust Tax Opinion” means, with respect to any Action, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (a) such Action will not cause any Investor Certificates that were characterized as debt at the time of their issuance to be characterized as other than debt and (b) such Action will not cause any Master Trust to be treated as an association (or publicly traded partnership) taxable as a corporation.

“Mediation Rules” has the meaning specified in subsection 13.06(b).

“Merger” has the meaning set forth in the Recitals.

“Monthly Noteholders’ Statement” means, with respect to any Series of Notes, a report, the form of which is attached as an exhibit to the related Indenture Supplement.

“Monthly Period” means the period from and including the first day of a calendar month to and including the last day of a calendar month.

“Monthly Principal Accrual Date” has, with respect to any Class or Tranche of Notes, the meaning specified in the related Indenture Supplement.

“Most Recent Quarterly Filing Date” means each date on which updated pool information for the most recently ended calendar quarter is filed with the Commission, which shall be (a) each February 10, May 10, August 10 and November 10 or, if any such date is not a Business Day, the next succeeding Business Day, unless (i) at least one Business Day prior to such date the Transferor shall have notified the Indenture Trustee that such Most Recent Quarterly Filing Date will be postponed or cancelled or (ii) at least three (3) Business Days prior to an accelerated Most Recent Quarterly Filing Date, the Transferor shall have notified the Indenture Trustee that such Most Recent Quarterly Filing Date will be accelerated or (b) any other Business Day designated by the Transferor upon at least three (3) Business Days’ prior notice to the Indenture Trustee; provided, that such quarterly pool information may be disclosed in either (x) a prospectus pursuant to Rule 424(b) of the Rules and Regulations under the Securities Act or (y) a Current Report on Form 8-K.

“Nominal Liquidation Amount” means, with respect to any Outstanding Series, Class or Tranche of Notes, an amount determined in accordance with the applicable Indenture Supplement. The Nominal Liquidation Amount for a Series of Notes will be the sum of the Nominal Liquidation Amounts of all of the Classes or Tranches of Notes of such Series.

“Note” or “Notes” means any note or notes of any Series, Class or Tranche authenticated and delivered from time to time under this Indenture.

“Note Owner” means the beneficial owner of an interest in a Global Note.

“Note Rating Agency” means, with respect to any Outstanding Series, Class or Tranche of Notes, each statistical rating agency selected by JPMCB to rate such Notes; provided, that any reference to each Note Rating Agency shall only apply to any specific Note Rating Agency if such Note Rating Agency is then rating any Outstanding Series, Class or Tranche of Notes.

“Note Register” has the meaning specified in Section 3.05.

“Note Registrar” means the Person who keeps the Note Register specified in Section 3.05.

“Noteholder” means a Person in whose name a Note is registered in the Note Register.

“Officer’s Certificate” means a certificate signed by the Beneficiary or the Owner Trustee and delivered to the Indenture Trustee. Wherever this Indenture requires that an Officer’s Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be an employee of the Beneficiary.

“Opinion of Counsel” means a written opinion of counsel acceptable to the Indenture Trustee, who may, except as otherwise expressly provided in this Indenture, be an employee of or of counsel to the Issuing Entity, the Beneficiary or any of their Affiliates.

“Organization” has the meaning specified in subsection 13.06(b).

“Original Indenture” has the meaning set forth in the Recitals.

“Outstanding” means, with respect to all Notes, all Notes in all Asset Pools and, with respect to a Note or with respect to Notes of any Series, Class or Tranche, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

(a) any Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section 3.09, or canceled by the Issuing Entity, Chase Card Funding, JPMCB or any Affiliate thereof and delivered to the Indenture Trustee pursuant to Section 3.09;

(b) any Notes for whose full payment (including principal and interest) or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given if required pursuant to this Indenture and the related Indenture Supplement, or provision therefor satisfactory to the Indenture Trustee has been made;

(c) any Notes which are canceled pursuant to Section 5.03; and

(d) any Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, or which will have been paid pursuant to the terms of Section 3.06 (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuing Entity).

For purposes of determining the amounts of deposits, allocations, reallocations or payments to be made, unless the context clearly requires otherwise, references to “Notes” will be deemed to be references to “Outstanding Notes.” In determining whether the Holders or Certified Note Owners of the requisite principal amount of such Outstanding Notes have taken any Action hereunder, and for purposes of Section 8.04 and Section 13.05, Notes beneficially owned by the Issuing Entity, Chase Card Funding or JPMCB or any Affiliate of the Issuing Entity, Chase Card Funding or JPMCB will be disregarded and deemed not to be Outstanding. In determining whether the Indenture Trustee will be protected in relying upon any such Action, only Notes which an Indenture Trustee Authorized Officer knows to be owned by the Issuing Entity, Chase Card Funding or JPMCB or any Affiliate of the Issuing Entity, Chase Card Funding or JPMCB will be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee demonstrates to the satisfaction of the Indenture Trustee the pledgee’s right to act as owner with respect to such Notes and that the pledgee is not the Issuing Entity, Chase Card Funding, JPMCB or any other obligor upon the Notes or any Affiliate of the Issuing Entity, Chase Card Funding, JPMCB or such other obligor.

“Outstanding Dollar Principal Amount” means at any time, with respect to any Series, Class or Tranche of Notes, the aggregate Initial Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche at such time, less the amount of any withdrawals from the Principal Funding Account or Sub-Account, as applicable, for such

Series, Class or Tranche of Notes for payment of principal to the Holders of such Series, Class or Tranche of Notes or the applicable Derivative Counterparty, pursuant to the related Indenture Supplement.

“Owner Trustee” has the meaning specified in the Trust Agreement.

“Paying Agent” means any Person authorized by the Issuing Entity to pay the principal of or interest on any Notes on behalf of the Issuing Entity, as provided in Section 10.02 hereof.

“Payment Date” means, with respect to any Series, Class or Tranche of Notes, the applicable Principal Payment Date or Interest Payment Date.

“Payment Instruction” means, with respect to any Series of Notes, an instruction delivered pursuant to Section 8.07.

“Performing” means, with respect to any Derivative Agreement, no payment default or repudiation of performance by a Derivative Counterparty has occurred, and such Derivative Agreement has not been terminated.

“Permanent Global Note” is defined in subsection 2.05(a).

“Permitted Investments” means, unless otherwise provided in the Indenture Supplement with respect to any Series, Class or Tranche of Notes:

(a) instruments, investment property or other property consisting of:

(i) obligations of or fully guaranteed by the United States of America;

(ii)  time deposits, promissory notes or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Issuing Entity’s investment or contractual commitment to invest therein, such depository institution or trust company shall have a short-term issuer rating from Fitch, Moody’s and S&P of “F1+”, “P-1” and “A-1”;

(iii) commercial paper (including but not limited to asset backed commercial paper) having, at the time of the Issuing Entity’s investment or contractual commitment to invest therein, a rating from Fitch, Moody’s and S&P of “F1+”, “P-1” and “A-1+”, respectively;

(iv) bankers’ acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and

(v) investments in money market funds rated “AAAmmf” by Fitch, “Aaa” by Moody’s and “AAA-m” or “AAA-mg” by S&P, or otherwise approved in writing by each Note Rating Agency;

(b) demand deposits in the name of the Indenture Trustee in any depository institution or trust company referred to in clause (a)(ii) above;

(c) uncertificated securities that are registered in the name of the Indenture Trustee upon books maintained for that purpose by the issuing entity thereof and identified on books maintained for that purpose by the Indenture Trustee as held for the benefit of the Noteholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act, and which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) with respect to which each Note Rating Agency confirms in writing that such investment will not cause a Ratings Effect; and

(d) any other investment if each Note Rating Agency confirms in writing that such investment will not cause a Ratings Effect.

“Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, with respect to any Series, Class or Tranche of Notes issued hereunder, the city or political subdivision so designated with respect to such Series, Class or Tranche of Notes in accordance with the provisions of Section 10.02.

“Plan” means an employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code) subject to Section 4975 of the Internal Revenue Code, or a governmental plan (within the meaning of Section 3(32) of ERISA), church plan (within the meaning of Section 3(33) of ERISA) or non-U.S. plan (as described in Section 4(b)(4) of ERISA).

“Pooling and Servicing Agreement” means a pooling and servicing agreement, indenture or other agreement for the issuance of securities from time to time from a Master Trust and the servicing of the receivables in such Master Trust.

“Predecessor Notes” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in lieu of a mutilated, lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Funding Account” means, with respect to any Notes, the Bank Account and any Sub-Account thereof established and maintained as described in the related Indenture Supplement.

“Principal Payment Date” means, with respect to any Series, Class or Tranche of Notes, each Scheduled Principal Payment Date, or upon the acceleration of such Series, Class or Tranche of Notes following an Event of Default or upon the occurrence of an Early Amortization Event, or other optional or mandatory redemption of such Series, Class or Tranche of Notes, each Monthly Principal Accrual Date.

“Qualified Bank Account” means either (a) a segregated account (including a securities account) with a Qualified Institution or (b) a segregated trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank having corporate trust powers and acting as trustee for funds deposited in such account), so long as either the issuer rating of such depository institution or trust company or any of the securities of such depository institution or trust company shall have a credit rating from each applicable Note Rating Agency in one of its generic rating categories which signifies investment grade. For the avoidance of doubt, any funds held in any Bank Account that remain uninvested shall be held at a depository institution that satisfies the criteria set forth in clause (a) of this definition of Qualified Bank Account.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which at all times (a)(i) has either (x) a long-term issuer rating of “A” or better by Fitch or (y) a short-term issuer rating of “Fl” or better by Fitch; (ii) has either (x) a long-term issuer rating of “A2” or better by Moody’s or (y) a short-term issuer rating of “P-1” or better by Moody’s; (iii) has either (x) a long-term issuer rating of “A” or better by S&P or (y) a short-term issuer rating of “A-1” or better by S&P; and (iv) is a member of the FDIC; (b)(i) in the case of the Collection Account, if such depository institution is JPMCB or an Affiliate of JPMCB or Chase Card Funding, a short-term issuer rating of “F1” or better by Fitch, “P-1” or better by Moody’s and “A-1” or better by S&P; or (ii) for any other depository institution (or for JPMCB or any Affiliate of JPMCB or Chase Card Funding in the case of any Bank Account other than the Collection Account), either (x) a long-term issuer rating of “AAA” by Fitch, “Aaa” by Moody’s and “AAA” by S&P or (y) a short-term issuer rating of “F1” or better by Fitch, “P-1” or better by Moody’s and “A-1” or better by S&P; or (c) otherwise is an institution that is reasonably acceptable to Fitch, Moody’s and S&P. If so qualified, the Indenture Trustee, the Owner Trustee or JPMCB, or an Affiliate of any of the foregoing, may be considered a Qualified Institution for the purposes of this definition.

“Ratings Effect” means a reduction, qualification with negative implications or withdrawal of any then current rating of the Notes.

“Record Date” means, for the interest or principal payable on any Note on any applicable Payment Date, the last day of the month before the related Interest Payment

Date or Principal Payment Date, as applicable, unless otherwise specified in the applicable Indenture Supplement.

“Registered Note” means a Note issued in registered form.

“Registered Noteholder” means a holder of a Registered Note.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1125, and all related rules and regulations of the Commission, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Remaining Series Finance Charge Shortfall” has, for each Series relating to any Shared Excess Available Finance Charge Collections Group, the meaning specified in the related Indenture Supplement.

“Remaining Series Principal Shortfall” has, with respect to any Series secured by an Asset Pool, the meaning specified in the related Indenture Supplement.

“Repurchase Request” has the meaning specified in subsection 13.06(a).

“Requesting Party” has the meaning specified in subsection 13.06(a).

“Required Subordinated Amount” means, with respect to any Tranche of a Senior Class of Notes, the amount specified in the related Indenture Supplement.

“Requisite Petition Percentage” has the meaning specified in subsection 8.04(d)(ii).

“Responding Party” has the meaning specified in subsection 13.06(a).

“Review Notice” has the meaning specified in subsection 13.05(b).

“Reviewer” has the meaning specified in subsection 13.05(a).

“Sarbanes Certification” means the certification specified in paragraph (2) of Securities Exchange Act Rules 13a-14 and 15d-14 as set forth in Item 601(31)(ii) of Regulation S-K as such may be amended from time to time or any successor or replacement specified by the Commission or its staff from time to time.

“Scheduled Principal Payment Date” means, with respect to any Series, Class or Tranche of Notes, the scheduled due date of any payment of principal on such Notes, as specified in the related Indenture Supplement, or if such day is not a Business Day, the next following Business Day, unless such day is in the next calendar month, in which case such Scheduled Principal Payment Date, unless otherwise specified in the related Indenture Supplement, will be the last Business Day of the current calendar month.

“Second Amended and Restated Indenture” has the meaning set forth in the Recitals.

“Secured Party” has the meaning specified in the Granting Clause.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Securitization Transaction” means any new Notes issued, pursuant to Section 3.10, by the Issuing Entity, whether publicly offered or privately placed, rated or unrated.

“Security Interest” means the security interest granted pursuant to the Granting Clause.

“Senior Class” has, with respect to a Class of Notes of any Series, the meaning specified in the related Indenture Supplement.

“Series” means, with respect to any Note, the series specified in the applicable Indenture Supplement.

“Series Available Finance Charge Collections Shortfalls” has, with respect to any Shared Excess Available Finance Charge Collections Series, the meaning specified in the related Indenture Supplement.

“Series Supplement” means a series supplement to a Pooling and Servicing Agreement or similar document setting forth the terms of a Collateral Certificate.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Shared Excess Available Finance Charge Collections Series” means a Series of Notes that, pursuant to the Indenture Supplement therefor, will share certain Finance Charge Collections allocated to such Series with other Series in the same Shared Excess Available Finance Charge Collections Group, as more specifically specified in such Indenture Supplement.

“Shared Excess Available Finance Charge Collections Group” means a Group of Series which have all been designated to share certain excess Finance Charge Collections allocated to such Series with one another.

“Sponsor” means JPMCB, in its capacity as sponsor of Chase Issuance Trust.

“Stated Principal Amount” has, with respect to any Note, the meaning specified in the related Indenture Supplement or Terms Document.

“Sub-Account” means each portion of a Bank Account designated as such pursuant to this Indenture, the related Indenture Supplement or the Asset Pool Supplement.

“Subordinated Class” has, with respect to a Class of Notes of any Series, the meaning specified in the related Indenture Supplement.

“Subordinated Notes” means Notes of a Subordinated Class of a Series.

“Supplemental Bank Account” means the trust account or accounts designated as such and established pursuant to subsection 4.02(a).

“Supplemental Credit Enhancement Agreement” means a letter of credit, cash collateral account or surety bond or other similar arrangement with various credit enhancement providers which provides the benefit of one or more additional forms of credit enhancement which is referenced in the applicable Indenture Supplement for any Series, Class or Tranche of Notes in an Asset Pool.

“Supplemental Credit Enhancement Provider” means any party to any Supplemental Credit Enhancement Agreement other than the Issuing Entity or the Indenture Trustee.

“Supplemental Liquidity Agreement” means a liquidity facility or other similar arrangements with various liquidity providers which provides the benefit of additional liquidity for any Series, Class or Tranche of Notes secured by an Asset Pool which is referenced in the applicable Indenture Supplement for such Series, Class or Tranche of Notes.

“Supplemental Liquidity Provider” means any party to any Supplemental Liquidity Agreement other than the Issuing Entity or the Indenture Trustee.

“Temporary Global Note” has the meaning specified in subsection 2.05(a).

“Terms Document” means, with respect to any Class or Tranche of Notes, a supplement to the Indenture Supplement that establishes such Class or Tranche.

“Third Amended and Restated Indenture” has the meaning set forth in the Recitals.

“Tranche” means, with respect to any Class of Notes, Notes of such Class which have identical terms, conditions and designation. Notes of a single Tranche may be issued on different dates.

“Transfer and Servicing Agreement” means the Fifth Amended and Restated Transfer and Servicing Agreement, dated as of December 16, 2024, by and among JPMCB, as Servicer and Administrator, Chase Card Funding, as Transferor, the Issuing

Entity, and Computershare Trust Company, National Association, as Indenture Trustee and as Collateral Agent.

“Transfer Agent” means Computershare Trust Company, National Association.

“Trust Agreement” means the Fifth Amended and Restated Trust Agreement, dated as of December 16, 2024, by and between Chase Card Funding, as Transferor and Beneficiary, and Wilmington Trust Company, as Owner Trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this Indenture was executed except as provided in Section 9.05.

“Trustee Transfer” has the meaning specified in the Recitals.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction.

“Unapplied Excess Finance Charge Collections” means, for any Note Transfer Date, with respect to each Shared Excess Available Finance Charge Collections Group, the aggregate amount to be treated as “Unapplied Excess Finance Charge Collections” from such Shared Excess Available Finance Charge Collections Group for such Note Transfer Date pursuant to the Indenture Supplements for all Series in such Shared Excess Available Finance Charge Collections Group and Section 3.13.

“Unapplied Excess Finance Charge Sharing Collateral Certificate” means, with respect to each Shared Excess Available Finance Charge Collections Group, each Collateral Certificate included in any Asset Pool that is designated as an “Unapplied Excess Finance Charge Sharing Collateral Certificate” with respect to such Shared Excess Available Finance Charge Collections Group in the related Series Supplement.

“Unapplied Master Trust Level Excess Finance Charge Collections” has, with respect to each Unapplied Master Trust Level Excess Finance Charge Sharing Collateral Certificate, the meaning specified in the related Series Supplement.

“Unapplied Master Trust Level Excess Finance Charge Sharing Collateral Certificate” means, with respect to each Shared Excess Available Finance Charge Collections Group, each Collateral Certificate included in any Asset Pool that is designated as an “Unapplied Master Trust Level Excess Finance Charge Sharing Collateral Certificate” with respect to such Shared Excess Available Finance Charge Collections Group in the related Series Supplement.

“Unapplied Master Trust Level Principal Collections” has, with respect to each Unapplied Master Trust Level Principal Sharing Collateral Certificate, the meaning specified in the related Series Supplement.

“Unapplied Master Trust Level Principal Sharing Collateral Certificate” shall mean each Collateral Certificate included in any Asset Pool that is designated as an “Unapplied Master Trust Level Principal Sharing Collateral Certificate” with respect to such Asset Pool in the related Series Supplement.

“United States Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

“U.S. Depository” means, unless otherwise specified by the Issuing Entity pursuant to Section 2.04, 2.06, or 3.01, with respect to Notes of any Tranche issuable or issued as a Global Note within the United States, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act, or other applicable statute or regulation.

“Wells Fargo” has the meaning set forth in the Recitals.

Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, the Issuing Entity will furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Notwithstanding the provisions of Section 3.10 and of the preceding paragraph, if all Notes of a Tranche are not to be originally issued at one time, it will not be necessary to deliver the Issuing Entity Certificate otherwise required pursuant to Section 3.10 or the Officer’s Certificate and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or before the time of authentication of each Note of such Tranche if such documents are delivered at or prior to the authentication upon original issuance of the first Note of such Tranche to be issued.

The Indenture Trustee may rely, as to authorization by the Issuing Entity of any Tranche of Notes, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Section 3.10 and this Section 1.02, as applicable, in connection with the first authentication of Notes of such Tranche.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for the written statement required by Section 10.04) will include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that such individual has made such examination or investigation as is necessary to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, one or more specified Persons, one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Issuing Entity knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuing Entity stating that the information with respect to such factual matters is in the possession of the Issuing Entity, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action (collectively, an “Action”) provided by this Indenture to be given or taken by Noteholders of any Series, Class or Tranche may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such Action will become effective when such instrument or instruments or record are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments and any such record (and the Action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments and so voting at any meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, will be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section 1.04. The record of any meeting of Noteholders shall be proved in the manner provided in Section 8.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit will also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c) The ownership of Registered Notes will be proved by the Note Register.

(d) If the Issuing Entity will solicit from the Holders any Action, the Issuing Entity may, at its option, by an Officer’s Certificate and consistent with the Trust Indenture Act, fix in advance a record date for the determination of Holders entitled to give such Action, but the Issuing Entity will have no obligation to do so. If the Issuing Entity does not so fix a record date, such record date will be the later of thirty (30) days before the first solicitation of such Action or the date of the most recent list of Noteholders furnished to the Indenture Trustee pursuant to Section 8.01 before such solicitation. Such Action may be given before or after the record date, but only the Holders of record at the close of business on the record date will be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such Action, and for that purpose the Notes Outstanding will be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on the record date will be deemed effective unless it will become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e) Any Action by the Holder of any Note will bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon whether or not notation of such Action is made upon such Note.

(f) Without limiting the foregoing, a Holder entitled hereunder to take any Action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or Action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, unless otherwise specified pursuant to Section 3.01 or pursuant to one or more Indenture Supplements, a Holder, including a Depository that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Holders, and a Depository that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depository’s standing instructions and customary practices.

(h) The Issuing Entity may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such Action, whether or not such Holders remain Holders after such record date. No such Action shall be valid or effective if made, given or taken more than ninety (90) days after such record date.

(i) Notwithstanding any other provision of this Indenture, any Holder of any Note or Certified Note Owner that as Requesting Party has made a Repurchase Request agrees to be bound by the dispute resolution provisions of Section 13.06 if such Repurchase Request is not otherwise resolved.

Section 1.05 Notices, etc., to Indenture Trustee and Issuing Entity. Any Action of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Indenture Trustee by any Noteholder or by the Issuing Entity will be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or the Issuing Entity by the Indenture Trustee or by any Noteholder will be sufficient for every purpose hereunder (except as provided in subsection 6.01(c)) if in writing and mailed, first-class postage prepaid, to the Issuing Entity addressed to it at the address of its principal office specified in Section 12.11 or at any other address previously furnished in writing to the Indenture Trustee by the Issuing Entity, or as otherwise specified in subsection 8.02(d) and Section 13.07.

Section 1.06 Notices to Noteholders; Waiver.

(a) Where this Indenture, any Indenture Supplement or any Registered Note provides for notice to Registered Noteholders of any event, such notice will be sufficiently given (unless otherwise herein, in such Indenture Supplement or in such Registered Note expressly provided) if in writing and mailed, first-class postage prepaid, sent by facsimile, sent by electronic transmission, sent through the applicable clearing agency or Depository pursuant to Section 2.07, or personally delivered to each Holder of a Registered Note affected by such event, at such Noteholder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Registered Noteholders is given by mail, facsimile, electronic transmission or delivery neither the failure to mail, send by facsimile, electronic transmission or deliver such notice, nor any defect in any notice so mailed, to any particular Noteholders will affect the sufficiency of such notice with respect to other Noteholders and any notice that is mailed, sent by facsimile, electronic transmission or delivered in the manner herein provided shall conclusively have been presumed to have been duly given.

Where this Indenture, any Indenture Supplement or any Registered Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Registered Noteholders will be filed with the Indenture Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it will be impractical to mail notice of any event to any Holder of a Registered Note when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as will be satisfactory to the Indenture Trustee and the Issuing Entity will be deemed to be a sufficient giving of such notice.

(c) With respect to any Series, Class or Tranche of Notes, the applicable Indenture Supplement may specify different or additional means of giving notice to the Holders of the Notes of such Series, Class or Tranche.

(d) Where this Indenture provides for notice to any Note Rating Agency, failure to give such notice will not affect any other rights or obligations created hereunder and will not under any circumstance constitute an Adverse Effect.

Section 1.07 Conflict with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision will control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision will be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and will not affect the construction hereof.

Section 1.09 Successors and Assigns. All covenants and agreements in this Indenture by the Issuing Entity will bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents of the Indenture Trustee.

Section 1.10 Separability. In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture. Nothing in this Indenture or in any Notes, express or implied, will give to any Person, other than the parties hereto and their successors hereunder, the Collateral Agent, any Authenticating Agent or Paying Agent, the Note Registrar, Derivative Counterparties (to the extent specified in the applicable Derivative Agreement), Supplemental Credit Enhancement Providers and Supplemental Liquidity Providers (each, to the extent specified in the applicable Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, as applicable) and the Holders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Governing Law. THIS INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.13 Counterparts. This Indenture may be executed in any number of counterparts, each of which will be considered an original, but all of which together will constitute one agreement. This Indenture shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act (“E-SIGN”), state enactments of the Uniform Electronic Transactions Act (“UETA”), and/or any other relevant electronic signatures law including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

Section 1.14 Indenture Referred to in the Trust Agreement. This is the Indenture referred to in the Trust Agreement.

Section 1.15 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

[END OF ARTICLE I]

ARTICLE II

NOTE FORMS

Section 2.01 Forms Generally. The Notes will have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or the applicable Indenture Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the Issuing Entity, as evidenced by the Issuing Entity’s execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The definitive Notes will be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) or may be produced in any other manner, all as determined by the Issuing Entity, as evidenced by the Issuing Entity’s execution of such Notes, subject, with respect to the Notes of any Series, Class or Tranche, to the rules of any securities exchange on which such Notes are listed.

Section 2.02 Forms of Notes. Each Note will be in one of the forms approved from time to time by or pursuant to an Indenture Supplement. Before the delivery of a Note to the Indenture Trustee for authentication in any form approved by or pursuant to an Issuing Entity Certificate, the Issuing Entity will deliver to the Indenture Trustee the Issuing Entity Certificate by or pursuant to which such form of Note has been approved, which Issuing Entity Certificate will have attached thereto a true and correct copy of the form of Note which has been approved thereby or, if an Issuing Entity Certificate authorizes a specific officer or officers of the Beneficiary to approve a form of Note, a certificate of such officer or officers approving the form of Note attached thereto. Any form of Note approved by or pursuant to an Issuing Entity Certificate must be acceptable as to form to the Indenture Trustee, such acceptance to be evidenced by the Indenture Trustee’s authentication of Notes in that form or a certificate signed by an Indenture Trustee Authorized Officer and delivered to the Issuing Entity.

Section 2.03 Form of Indenture Trustee’s Certificate of Authentication. The form of Indenture Trustee’s Certificate of Authentication for any Note issued pursuant to this Indenture will be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series, Class or Tranche designated therein referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION, as Indenture Trustee,

By:
Authorized Signatory

Dated:

Section 2.04 Notes Issuable in the Form of a Global Note.

(a) If the Issuing Entity establishes pursuant to Sections 2.02 and 3.01 that the Notes of a particular Series, Class or Tranche are to be issued in whole or in part in the form of one or more Global Notes, then the Issuing Entity will execute and the Indenture Trustee or its agent will, in accordance with Section 3.03 and the Issuing Entity Certificate delivered to the Indenture Trustee or its agent thereunder, authenticate and deliver, such Global Note or Notes, which, unless otherwise provided in the applicable Indenture Supplement (i) will represent, and will be denominated in an amount equal to the aggregate Stated Principal Amount of the Outstanding Notes of such Series, Class or Tranche to be represented by such Global Note or Notes, or such portion thereof as the Issuing Entity will specify in an Issuing Entity Certificate, (ii) in the case of Registered Notes, will be registered in the name of the Depository for such Global Note or Notes or its nominee, (iii) will be delivered by the Indenture Trustee or its agent to the Depository or pursuant to the Depository’s instruction, (iv) if applicable, will bear a legend substantially to the following effect: “Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuing Entity or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein” and (v) may bear such other legend as the Issuing Entity, upon advice of counsel, deems to be applicable.

(b) Notwithstanding any other provisions of this Section 2.04 or of Section 3.05, and subject to the provisions of paragraph (c) below, unless the terms of a Global Note or the applicable Indenture Supplement expressly permit such Global Note to be exchanged in whole or in part for individual Notes, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to a nominee of the Depository for such Global Note, or to the Depository, or a successor Depository for such Global Note selected or approved by the Issuing Entity, or to a nominee of such successor Depository.

(c) With respect to Notes issued within the United States, unless otherwise specified in the applicable Indenture Supplement, or with respect to Notes issued outside the United States, if specified in the applicable Indenture Supplement:

(i) If at any time the Depository for a Global Note notifies the Issuing Entity that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository for the Notes for such Series, Class or Tranche ceases to be a clearing agency registered under the Securities Exchange Act, or other applicable statute or regulation, the Issuing Entity will appoint a successor Depository with respect to such Global Note. If a successor Depository for such Global Note is not appointed by the Issuing Entity within ninety (90) days after the Issuing Entity receives such notice or becomes aware of such ineligibility, the Issuing Entity will execute, and the Indenture Trustee or its agent, upon receipt of an Issuing Entity Certificate requesting the authentication and delivery of individual Notes of such Series, Class or Tranche in exchange for such Global Note, will authenticate and deliver, individual Notes of such Series, Class or Tranche of like tenor and terms in definitive form in an aggregate Stated Principal Amount equal to the Stated Principal Amount of the Global Note in exchange for such Global Note.

(ii) The Issuing Entity may at any time and in its sole discretion determine that the Notes of any Series, Class or Tranche or portion thereof issued or issuable in the form of one or more Global Notes will no longer be represented by such Global Note or Notes. In such event the Issuing Entity will execute, and the Indenture Trustee, upon receipt of a written request by the Issuing Entity for the authentication and delivery of individual Notes of such Series, Class or Tranche in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of such Series, Class or Tranche of like tenor and terms in definitive form in an aggregate Stated Principal Amount equal to the Stated Principal Amount of such Global Note or Notes representing such Series, Class or Tranche or portion thereof in exchange for such Global Note or Notes.

(iii) If specified by the Issuing Entity pursuant to Sections 2.02 and 3.01 with respect to Notes issued or issuable in the form of a Global Note, the Depository for such Global Note may surrender such Global Note in exchange in whole or in part for individual Notes of such Series, Class or Tranche of like tenor and terms in definitive form on such terms as are acceptable to the Issuing Entity and such Depository. Thereupon the Issuing Entity will execute, and the Indenture Trustee or its agent will authenticate and deliver, without service charge, (A) to each Person specified by such Depository a new Note or Notes of the same Series, Class or Tranche of like tenor and terms and of any authorized denomination as requested by such Person in aggregate Stated Principal Amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and (B) to such Depository a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the Stated Principal Amount of the surrendered Global Note and the aggregate Stated Principal Amount of Notes delivered to the Holders thereof.

(iv) If any Event of Default has occurred with respect to such Global Notes, and Holders of Notes evidencing more than 50% of the unpaid Outstanding Dollar Principal Amount of the Global Notes of that Series, Class or

Tranche advise the Indenture Trustee and the Depository that a Global Note is no longer in the best interest of the Noteholders, the Holders of Global Notes may exchange such Notes for individual Notes in definitive form.

(v) In any exchange provided for in any of the preceding three paragraphs, the Issuing Entity will execute and the Indenture Trustee or its agent will authenticate and deliver individual Notes in definitive form in authorized denominations. Upon the exchange of the entire Stated Principal Amount of a Global Note for individual Notes, such Global Note will be canceled by the Indenture Trustee or its agent. Except as provided in the preceding paragraphs, Notes issued in exchange for a Global Note pursuant to this Section 2.04 will be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Indenture Trustee or the Note Registrar. The Indenture Trustee or the Note Registrar will deliver such Notes to the Persons in whose names such Notes are so registered.

Section 2.05 Temporary Global Notes and Permanent Global Notes.

(a) If specified in the applicable Indenture Supplement for any Tranche, all or any portion of a Global Note may initially be issued in the form of a single temporary global Registered Note (the “Temporary Global Note”), without interest coupons, in the denomination of the entire aggregate principal amount of such Series, Class or Tranche and substantially in the form set forth in the exhibit with respect thereto attached to the applicable Indenture Supplement. The Temporary Global Note will be authenticated by the Indenture Trustee upon the same conditions, in substantially the same manner and with the same effect as the Notes in definitive form. The Temporary Global Note may be exchanged as described below or in the applicable Indenture Supplement for permanent global Registered Notes (the “Permanent Global Notes”).

(b) Unless otherwise provided in the applicable Indenture Supplement, exchanges of beneficial interests in Temporary Global Notes for beneficial interests in Permanent Global Notes will be made as provided in this subsection 2.05(b). The Beneficiary will, upon its determination of the date of completion of the distribution of the Notes of such Series, Class or Tranche, so advise the Indenture Trustee, the Issuing Entity, the Foreign Depository, and each foreign clearing agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, the Issuing Entity will execute and deliver to the Indenture Trustee at the office of its designated agent outside the United States Permanent Global Notes in registered form (as specified in the applicable Indenture Supplement) in an aggregate principal amount equal to the Outstanding Dollar Principal Amount of such Series, Class or Tranche of Notes. The Temporary Global Note may be exchanged for an equal aggregate principal amount of Permanent Global Notes only on or after the Exchange Date. A United States Person may exchange the portion of the Temporary Global Note beneficially owned by it only for an equal aggregate principal amount of Permanent Global Notes in registered form bearing the applicable legend set forth in the form of Registered Note attached to the applicable Indenture Supplement, which may be in temporary form if the Issuing Entity so elects. Upon any demand for exchange for Permanent Global Notes in accordance with this clause, the Issuing Entity will cause the Indenture Trustee to authenticate and deliver the Permanent Global Notes to the Holder according to the instructions of the Holder only upon presentation to the Indenture Trustee of a written statement substantially in the form of Exhibit B-1 (or such other form as the Issuing Entity may determine) with respect to the Temporary Global Note, or portion thereof being exchanged, signed by a foreign clearing agency or Foreign Depository and dated on the Exchange Date or a subsequent date, to the effect that it has received in writing a certification substantially in the form of (i) in the case of beneficial ownership of the Temporary Global Note, or a portion thereof being exchanged, by a United States institutional investor pursuant to this clause, the certificate in the form of Exhibit B-2 (or such other form as the Issuing Entity may determine) signed by the Beneficiary which sold the relevant Notes or (ii) in all other cases, the certificate in the form of Exhibit B-3 (or such other form as the Issuing Entity may determine), the certificate referred to in this subsection 2.05(b) being dated on the earlier of the first payment of interest in respect of such Note and the date of the delivery of such Note in definitive form. Upon receipt of such certification, the Indenture Trustee will cause the Temporary Global Note to be endorsed in accordance with subsection 2.05(d). Any exchange as provided in this Section 2.05 will be made free of charge to the Holders and the beneficial owners of the Temporary Global Note and to the beneficial owners of the Permanent Global Note issued in exchange, except that a person receiving the Permanent Global Note must bear the cost of insurance, postage, transportation and the like in the event that such Person does not receive such Permanent Global Note in person at the offices of a foreign clearing agency or Foreign Depository.

(c) The delivery to the Indenture Trustee by a foreign clearing agency or Foreign Depository of any written statement referred to above may be relied upon by the Issuing Entity and the Indenture Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such foreign clearing agency pursuant to the terms of this Indenture.

(d) Upon any such exchange of all or a portion of the Temporary Global Note for a Permanent Global Note or Notes, such Temporary Global Note will be endorsed by or on behalf of the Indenture Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Permanent Global Note or Notes. Until so exchanged in full, such Temporary Global Note will in all respects be entitled to the same benefits under this Indenture as Permanent Global Notes authenticated and delivered hereunder except that the beneficial owners of such Temporary Global Note will not be entitled to receive payments of interest on the Notes until they have exchanged their beneficial interests in such Temporary Global Note for Permanent Global Notes.

Section 2.06 Beneficial Ownership of Global Notes. Unless and until definitive Notes have been issued to the applicable Noteholders pursuant to Section 2.04 or as otherwise specified in any applicable Indenture Supplement:

(a) the Issuing Entity and the Indenture Trustee may deal with the applicable clearing agency or Depository and the clearing agency’s or Depository’s participants for all purposes (including the making of distributions) as the authorized representatives of the respective Note Owners; and

(b) the rights of the respective Note Owners will be exercised only through the applicable clearing agency or Depository and the clearing agency’s or Depository’s participants and will be limited to those established by law and agreements between such Note Owners and the clearing agency or Depository and/or the clearing agency’s or Depository’s participants. Pursuant to the operating rules of the applicable clearing agency, unless and until Notes in definitive form are issued pursuant to Section 2.04, the clearing agency or the Depository will make book-entry transfers among the clearing agency’s or the Depository’s participants and receive and transmit distributions of principal and interest on the related Notes to such clearing agency’s or Depository’s participants.

For purposes of any provision of this Indenture requiring or permitting Actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the Outstanding Dollar Principal Amount of Outstanding Notes, such direction or consent may be given by Note Owners (acting through the clearing agency and the clearing agency’s participants) owning interests in Notes evidencing the requisite percentage of principal amount of Notes.

Section 2.07 Notices to Depository. Whenever any notice or other communication is required to be given to Noteholders with respect to which book-entry Notes have been issued, unless and until Notes in definitive form will have been issued to the related Note Owners, the Indenture Trustee will give all such notices and communications to the applicable clearing agency or Depository.

[END OF ARTICLE II]

ARTICLE III

THE NOTES

Section 3.01 General Title; General Limitations; Issuable in Series; Terms of a Series, Class or Tranche of Notes.

(a) The aggregate Stated Principal Amount of Notes which may be authenticated and delivered and Outstanding under this Indenture is not limited.

(b) The Notes may be issued in one or more Series, Classes or Tranches up to an aggregate Stated Principal Amount of Notes as from time to time may be authorized by the Issuing Entity. All Notes of each Series, Class or Tranche under this Indenture will in all respects be equally and ratably entitled to the benefits hereof with respect to such Series, Class or Tranche without preference, priority or distinction on account of the actual time of the authentication and delivery or Scheduled Principal Payment Date or Legal Maturity Date of the Notes of such Series, Class or Tranche, except as specified in the applicable Indenture Supplement for such Series, Class or Tranche of Notes.

(c) Each Note issued must be part of a Series, Class and Tranche of Notes for purposes of allocations pursuant to the Asset Pool One Supplement and the related Indenture Supplement. A Series of Notes is created pursuant to an Indenture Supplement. A Class or Tranche of Notes is created pursuant to an Indenture Supplement or pursuant to a Terms Document related to the Indenture Supplement for the applicable Series.

(d) Each Series of Notes will be secured by Asset Pool One. The related Indenture Supplement will identify Asset Pool One as the Asset Pool under which a Series of Notes has been issued.

(e) Each Series of Notes may be assigned to a Group or Groups (now existing or hereafter created) of Notes for purposes of allocations of certain collections pursuant to Section 3.12, the Asset Pool One Supplement and the related Indenture Supplement. The related Indenture Supplement will identify the Group or Groups, if any, to which a Series of Notes has been assigned and the manner and extent to which Series in the same Group or Groups will share certain amounts.

(f) Each Series of Notes may be, but need not be, subdivided into multiple Classes. Notes belonging to a Class in any Series may be entitled to specified payment priorities over other Classes of Notes in that Series.

(g) Notes of a Series that belong to different Classes in that Series belong to different Tranches on the basis of the difference in Class membership.

(h) Each Class of Notes may consist of a single Tranche or may be subdivided into multiple Tranches. Notes of a single Class of a Series will belong to different Tranches if they have different terms and conditions. With respect to any Class of Notes, Notes which have identical terms, conditions and Tranche designation will be deemed to be part of a single Tranche of Notes.

(i) Before the initial issuance of Notes of each Series, Class or Tranche, there shall also be established in or pursuant to an Indenture Supplement or pursuant to a Terms Document related to the applicable Indenture Supplement, provision for:

(i) the Series designation;

(ii) the Asset Pool designation;

(iii) the Stated Principal Amount of the Notes;

(iv) whether such Series belongs to any Group or Groups;

(v) whether such Notes are of a particular Class of Notes or a Tranche of a Class of Notes;

(vi) the Required Subordinated Amount (if any) for such Class or Tranche of Notes;

(vii) the currency or currencies in which such Notes will be denominated and in which payments of principal of, and interest on, such Notes will or may be payable;

(viii) if the principal of or interest, if any, on such Notes are to be payable, at the election of the Issuing Entity or a Holder thereof, in a currency or currencies other than that in which the Notes are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(ix) if the amount of payments of principal of or interest, if any, on such Notes may be determined with reference to an index based on (A) a currency or currencies other than that in which the Notes are stated to be payable, (B) changes in the prices of one or more other securities or Groups or indexes of securities or (C) changes in the prices of one or more commodities or Groups or indexes of commodities, or any combination of the foregoing, the manner in which such amounts will be determined;

(x) the price or prices at which such Series, Class or Tranche of Notes will be issued;

(xi) the times at which such Series, Class or Tranche of Notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of any such redemption provisions;

(xii) the rate per annum at which such Series, Class or Tranche of Notes will bear interest, if any, or the formula or index on which such rate will be determined, including all relevant definitions, and the date from which interest will accrue;

(xiii) each Interest Payment Date, the Scheduled Principal Payment Date and the Legal Maturity Date for such Series, Class or Tranche of Notes;

(xiv) the Initial Dollar Principal Amount of such Notes, and the means for calculating the Outstanding Dollar Principal Amount of such Series, Class or Tranche of Notes;

(xv) the Nominal Liquidation Amount of such Series, Class or Tranche of Notes, and the means for calculating the Nominal Liquidation Amount of such Series, Class or Tranche of Notes;

(xvi) whether or not application will be made to list such Series, Class or Tranche of Notes on any securities exchange;

(xvii) any Events of Default or Early Amortization Events with respect to such Series, Class or Tranche of Notes, if not set forth herein and any additions, deletions or other changes to the Events of Default or Early Amortization Events set forth herein that will be applicable to such Series, Class or Tranche of Notes (including a provision making any Event of Default or Early Amortization Event set forth herein inapplicable to the Notes of that Series, Class or Tranche);

(xviii) the appointment by the Indenture Trustee of an Authenticating Agent in one or more places with power to act on behalf of the Indenture Trustee and subject to its direction in the authentication and delivery of such Notes in connection with such transactions as will be specified in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement creating such Series, Class or Tranche;

(xix) if such Notes will be issued in whole or in part in the form of a Global Note or Global Notes, the terms and conditions, if any, upon which such Global Note or Global Notes may be exchanged in whole or in part for other individual Notes; and the Depository for such Global Note or Global Notes (if other than the Depository specified in Section 1.01);

(xx) whether such Notes are to be issued with or without coupons or both;

(xxi) the subordination of such Notes to any other indebtedness of the Issuing Entity, including the Notes of any other Series, Class or Tranche;

(xxii) if such Notes are to have the benefit of any Derivative Agreement, the terms and provisions of such agreement;

(xxiii) if such Notes are to have the benefit of any Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, the terms and provisions of the applicable agreement;

(xxiv) the Record Date for any Payment Date of such Notes, if different from the last day of the month before the related Payment Date;

(xxv) the Targeted Principal Deposit Amount scheduled to be deposited on each Principal Payment Date during an amortization period or accumulation period for such Series, Class or Tranche of Notes;

(xxvi) whether and under what conditions, additional amounts will be payable to Noteholders; and

(xxvii) any other terms of such Notes as stated in the related Indenture Supplement;

all upon such terms as may be determined in or pursuant to an Indenture Supplement with respect to such Series, Class or Tranche of Notes.

(j) The form of the Notes of each Series, Class or Tranche will be established pursuant to the provisions of this Indenture and the related Indenture Supplement or Terms Document creating such Series, Class or Tranche of Notes. The Notes of each Series, Class or Tranche will be distinguished from the Notes of each other Series, Class or Tranche in such manner, reasonably satisfactory to the Indenture Trustee, as the Issuing Entity may determine.

(k) Any terms or provisions in respect of the Notes of any Series, Class or Tranche issued under this Indenture may be determined pursuant to this Section 3.01 by providing in the applicable Indenture Supplement the method by which such terms or provisions will be determined.

(l) The Transferor Interest for each Asset Pool will be held by the Transferor. The Transferor Interest for each Asset Pool may be transferred by the holder of such Transferor Interest in whole or in part subject to certain limitations and conditions described in the Indenture Supplements related to such Asset Pool. The Transferor Interest for each Asset Pool may be held either in an uncertificated form or in the form of a certificate representing the Transferor Interest, which is referred to herein as a Transferor Certificate.

Section 3.02 Denominations and Currency. The Notes of each Series, Class or Tranche will be issuable in such denominations and currency as are provided in the provisions of this Indenture or will be provided in or pursuant to the applicable Indenture Supplement. In the absence of any such provisions with respect to the Registered

Notes of any Series, Class or Tranche, the Registered Notes of that Series, Class or Tranche will be issued in denominations of $100,000 and $1,000 multiples thereof.

Section 3.03 Execution, Authentication and Delivery and Dating.

(a) The Notes will be executed on behalf of the Issuing Entity by an Issuing Entity Authorized Officer. The signature of any officer of the Beneficiary or the Owner Trustee on the Notes may be manual or facsimile.

(b) Notes bearing the manual or facsimile signatures of individuals who were at any time an Issuing Entity Authorized Officer will bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuing Entity may deliver Notes executed by the Issuing Entity to the Indenture Trustee for authentication; and the Indenture Trustee will, upon request by an Officer’s Certificate, authenticate and deliver such Notes as in this Indenture provided and not otherwise.

(d) Before any such authentication and delivery, the Indenture Trustee will be entitled to receive, in addition to any Officer’s Certificate and Opinion of Counsel required to be furnished to the Indenture Trustee pursuant to Section 1.02, the Issuing Entity Certificate and any other opinion or certificate relating to the issuance of the Series, Class or Tranche of Notes required to be furnished pursuant to Section 2.02 or Section 3.10.

(e) The Indenture Trustee will not be required to authenticate any Notes if the issue thereof will adversely affect the Indenture Trustee’s own rights, duties or immunities under the Notes and this Indenture.

(f) Unless otherwise provided in the form of Note for any Series, Class or Tranche, all Notes will be dated the date of their authentication.

(g) No Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a Certificate of Authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature of an authorized signatory, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.04 Temporary Notes.

(a) Pending the preparation of definitive Notes of any Series, Class or Tranche, the Issuing Entity may execute, and, upon receipt of the documents required by Section 3.03, together with an Officer’s Certificate, the Indenture Trustee will authenticate and deliver, temporary Notes in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Issuing Entity may determine, as evidenced by the Issuing Entity’s execution of such Notes.

(b) If temporary Notes of any Series, Class or Tranche are issued, the Issuing Entity will cause definitive Notes of such Series, Class or Tranche to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes of such Series, Class or Tranche will be exchangeable for definitive Notes of such Series, Class or Tranche upon surrender of the temporary Notes of such Series, Class or Tranche at the office or agency of the Issuing Entity in a Place of Payment, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Notes the Issuing Entity will execute and the Indenture Trustee will authenticate and deliver in exchange therefor a like Stated Principal Amount of definitive Notes of such Series, Class or Tranche of authorized denominations and of like tenor and terms. Until so exchanged the temporary Notes of such Series, Class or Tranche will in all respects be entitled to the same benefits under this Indenture as definitive Notes of such Series, Class or Tranche.

Section 3.05 Registration, Transfer and Exchange.

(a) The Issuing Entity will keep or cause to be kept a register (herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuing Entity will provide for the registration of Registered Notes, or of Registered Notes of a particular Series, Class or Tranche, and for transfers of Registered Notes or of Registered Notes of such Series, Class or Tranche. Any such register will be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers will be available for inspection by the Indenture Trustee at the office or agency to be maintained by the Issuing Entity as provided in Section 10.02.

(b) Subject to Section 2.04, upon surrender for transfer of any Registered Note of any Series, Class or Tranche at the office or agency of the Issuing Entity in a Place of Payment, if the requirements of Section 8-401(a) of the UCC are met, the Issuing Entity will execute, and, upon receipt of such surrendered Note, the Indenture Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Notes of such Series, Class or Tranche of any authorized denominations, of a like aggregate Stated Principal Amount, Scheduled Principal Payment Date and Legal Maturity Date and of like terms.

(c) Subject to Section 2.04, at the option of the Holder, Notes of any Series, Class or Tranche may be exchanged for other Notes of such Series, Class or Tranche of any authorized denominations, of a like aggregate Stated Principal Amount, Scheduled Principal Payment Date and Legal Maturity Date and of like terms, upon surrender of the Notes to be exchanged at such office or agency described in subsection 3.05(b) above.

(d) All Notes issued upon any transfer or exchange of Notes will be the valid and legally binding obligations of the Issuing Entity, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(e) Every Note presented or surrendered for transfer or exchange will (if so required by the Issuing Entity or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuing Entity and the Note Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

(f) Unless otherwise provided in the Note to be transferred or exchanged, no service charge will be made on any Noteholder for any transfer or exchange of Notes, but the Issuing Entity may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 3.04 or 9.06 not involving any transfer.

(g) None of the Issuing Entity, the Note Registrar or the Indenture Trustee shall be required (i) to issue, register the transfer of or exchange any Notes of any Series, Class or Tranche during a period beginning at the opening of business fifteen (15) days before the day of selection of Notes of such Series, Class or Tranche to be redeemed and ending at the close of business on (A) if Notes of such Series, Class or Tranche are issuable only as Registered Notes, the day of the mailing of the relevant notice of redemption of Registered Notes of such Series, Class or Tranche so selected for redemption.

(h) None of the Issuing Entity, the Indenture Trustee, any agent of the Indenture Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(i) The Issuing Entity confirms the appointment of Computershare Trust Company, National Association to act as Note Registrar for the Registered Notes on its behalf. The Issuing Entity may at any time and from time to time authorize any Person to act as Note Registrar with respect to any Series, Class or Tranche of Notes issued under this Indenture. Upon the appointment of a new Note Registrar, the Issuing Entity shall notify the Indenture Trustee of such appointment and the location, or the change in location of the Note Registrar.

(j) Notes that have not been registered under the Securities Act will contain the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED

OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.”

Registration of transfer of any Notes containing the foregoing legend will be effected only if such transfer is made pursuant to an effective registration statement under the Securities Act, or is exempt from the registration requirements under the Securities Act. In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Securities Act other than Rule 144A under the Securities Act or Rule 903 or Rule 904 of Regulation S under the Securities Act, the transferor or the transferee will deliver, at its expense, to the Issuing Entity and the Indenture Trustee, an investment letter from the transferee, substantially in the form of the investment letter attached hereto as Exhibit A or such other form as the Issuing Entity may determine, and no registration of transfer will be made until such letter is so delivered.

Notes issued upon registration or transfer of, or Notes issued in exchange for, Notes bearing the foregoing legend will also bear such legend unless the Issuing Entity, the Indenture Trustee and the Note Registrar receive an Opinion of Counsel, in form and substance satisfactory to each of them, to the effect that such legend may be removed.

Whenever a Note containing the foregoing legend is presented to the Note Registrar for registration of transfer, the Note Registrar will promptly seek instructions from the Issuing Entity regarding such transfer and will be entitled to receive an Issuing Entity Certificate prior to registering any such transfer. The Issuing Entity hereby agrees to indemnify the Note Registrar and the Indenture Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause.

Each purchaser or transferee of Notes, or any beneficial interest therein, shall be deemed to have represented and warranted that either (i) it is not, and is not directly or indirectly acquiring the Notes or any beneficial interest therein for, on behalf of or with any assets of, a Plan or (ii) its acquisition and holding of the Notes or any beneficial interest therein does not and will not constitute or otherwise result in a nonexempt prohibited transaction in violation of Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code (or, in the case of a governmental, church or non-U.S. plan, a violation of any substantially similar non-U.S., federal, state or local law).

Section 3.06 Mutilated, Destroyed, Lost and Stolen Notes.

(a) If (i) any mutilated Note is surrendered to the Indenture Trustee or the Note Registrar, or the Issuing Entity, the Note Registrar or the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuing Entity, the Note Registrar and the Indenture Trustee

such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuing Entity will execute and upon its request the Indenture Trustee will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, Series, Class or Tranche, Scheduled Principal Payment Date, Legal Maturity Date and Stated Principal Amount, bearing a number not contemporaneously Outstanding.

(b) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuing Entity in its discretion may, instead of issuing a new Note, pay such Note.

(c) Upon the issuance of any new Note under this Section 3.06, the Issuing Entity may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

(d) Every new Note issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Note will constitute an original additional contractual obligation of the Issuing Entity, whether or not the destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Series, Class or Tranche duly issued hereunder.

(e) The provisions of this Section 3.06 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07 Payment of Interest; Interest and Principal Rights Preserved; Withholding Taxes.

(a) Unless otherwise provided with respect to such Note pursuant to Section 3.01, interest payable on any Registered Note will be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the most recent Record Date.

(b) Subject to clause (a), each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note will carry the rights to interest accrued or principal accreted and unpaid, and to accrue or accrete, which were carried by such other Note.

(c) The right of any Noteholder to receive interest on or principal of any Note shall be subject to any applicable withholding or deduction imposed pursuant to the Internal Revenue Code or other applicable tax law, including foreign withholding and deduction. Any amounts properly so withheld or deducted shall be treated as actually paid to the appropriate Noteholder.

Section 3.08 Persons Deemed Owners. The Issuing Entity, the Indenture Trustee, the Owner Trustee, the Beneficiary, JPMCB and any agent of the Issuing Entity, the Indenture Trustee, the Owner Trustee, JPMCB or the Beneficiary may treat the Person who is proved to be the owner of such Note pursuant to subsection 1.04(c) as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Beneficiary, JPMCB nor any agent of the Issuing Entity, the Indenture Trustee, the Owner Trustee, JPMCB or the Beneficiary will be affected by notice to the contrary.

Section 3.09 Cancellation. All Notes surrendered for payment, redemption, transfer, conversion or exchange will, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and, if not already canceled, will be promptly canceled by it. The Issuing Entity may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered will be promptly canceled by the Indenture Trustee. No Note will be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. The Indenture Trustee will dispose of all canceled Notes in accordance with its customary procedures and will deliver a certificate of such disposition to the Issuing Entity.

Section 3.10 New Issuances of Notes.

(a) The Issuing Entity may issue new Notes of any Series, Class or Tranche, so long as the following conditions precedent are satisfied or waived:

(i) on or before the third Business Day before a new issuance is to occur, the Issuing Entity delivers to the Indenture Trustee and each Note Rating Agency notice of such new issuance;

(ii) on or prior to the date that the new issuance is to occur, the Issuing Entity delivers to the Indenture Trustee and each Note Rating Agency an Issuing Entity Certificate to the effect that:

(A) the Issuing Entity reasonably believes that the new issuance will not cause an Adverse Effect on any Outstanding Notes;

(B) all instruments furnished to the Indenture Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Indenture Trustee to authenticate and deliver such Notes;

(C) the form and terms of such Notes have been established in conformity with the provisions of this Indenture; and

(D) the Issuing Entity has addressed any other matters as the Indenture Trustee may reasonably request;

(iii) on or before the date that the new issuance is to occur, the Issuing Entity will have delivered to the Indenture Trustee and each Note Rating Agency an Opinion of Counsel that the Issuing Entity has the trust power and authority to execute, deliver and perform its obligations under the Notes and when duly authorized and delivered by the Issuing Entity and, assuming due authentication and delivery by the Indenture Trustee, the Notes will constitute legal, valid and binding obligations of the Issuing Entity enforceable in accordance with their terms (subject, as to enforcement of remedies, to: (x) applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect, (y) the rights of creditors of depository institutions the accounts of which are insured by the Federal Deposit Insurance Corporation and (z) general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of this Indenture, equally and ratably with all other Outstanding Notes, if any, of such Series, Class or Tranche of Notes, subject to the terms of this Indenture, each Indenture Supplement and each Terms Document;

(iv) on or before the date that the new issuance is to occur, the Issuing Entity will have delivered to the Indenture Trustee an Indenture Supplement and, if applicable, the Issuing Entity Certificate or on or before the date that the new issuance is to occur, the Issuing Entity will have executed with the Indenture Trustee a Terms Document relating to the applicable Class or Tranche of Notes;

(v) in the case of Foreign Currency Notes, the Issuing Entity will have appointed one or more Paying Agents in the appropriate countries;

(vi) the conditions specified in this Section 3.10 or in Section 3.11 are satisfied; and

(vii) any other conditions specified in the applicable Indenture Supplement;

provided, however, that any one of the aforementioned conditions may be waived or modified as a condition precedent to any new issuance of a Series, Class or Tranche of Notes if the Issuing Entity has obtained approval from each Note Rating Agency.

(b) The Issuing Entity and the Indenture Trustee will not be required to provide prior notice to or to obtain the consent of any Noteholder of any Outstanding Series, Class or Tranche to issue any additional Notes of any Series, Class or Tranche. In addition, the Issuing Entity agrees to provide notice of new issuances of Series, Classes or Tranches of Notes as may be required by and in accordance with Item 1121(a)(14) of Regulation AB.

(c) There are no restrictions on the timing or amount of any additional issuance of Notes of an Outstanding Class or Tranche of a Series of Notes, so long as the conditions described in subsection 3.10(a) are met or waived. As of the date of any additional issuance of Notes of an Outstanding Class or Tranche of Notes, the Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of that Class or Tranche will be increased to reflect the principal amount of the additional Notes. If the additional Notes are a Class or Tranche of Notes that has the benefit of a Derivative Agreement, the Issuing Entity will enter into a Derivative Agreement for the benefit of the additional Notes. In addition, if the additional Notes are a Class or Tranche of Notes that has the benefit of any Supplemental Credit Enhancement Agreement or any Supplemental Liquidity Agreement, the Issuing Entity will enter into a Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, as applicable, for the benefit of the additional Notes. Furthermore, the targeted deposits, if any, to the Interest Funding Account, the Principal Funding Account, and if applicable, the Class C Reserve Account, will be increased proportionately to reflect the principal amount of the additional Notes.

When issued, the additional Notes of a Class or Tranche will be identical in all respects to the other Outstanding Notes of that Class or Tranche and will be equally and ratably entitled to the benefits of this Indenture and the related Indenture Supplement applicable to such Notes as the other Outstanding Notes of that Class or Tranche without preference, priority or distinction.

Section 3.11 Specification of Required Subordinated Amount and other Terms with Respect to each Series, Class or Tranche of Notes.

(a) The applicable Indenture Supplement for each Class or Tranche of Notes will specify a Required Subordinated Amount of each subordinated Class or Tranche of Notes, if any.

(b) The Issuing Entity may change the Required Subordinated Amount, or method of computing such amount, for any Class or Tranche of Notes at any time without notice to, or without the consent of, any Noteholders so long as the Issuing Entity has (i) received confirmation from the Note Rating Agencies that have rated any Outstanding Notes of the Series to which such Class or Tranche belongs that the change in the Required Subordinated Amount will not result in a Ratings Effect with respect to any Outstanding Notes of such Series and (ii) delivered to the Indenture Trustee and the Note Rating Agencies an Issuing Entity Tax Opinion.

Section 3.12 Shared Excess Available Finance Charge Collections Groups and Other Groups. The Issuing Entity shall reallocate and redistribute certain excess Finance Charge Collections allocated to any Series of Notes to cover Series Available Finance Charge Collections Shortfalls incurred by Series of Notes belonging to any particular Shared Excess Available Finance Charge Collections Group to the extent and as specified in the related Indenture Supplements. The Issuing Entity may also establish other Groups for purposes of reallocating other amounts initially allocated to designated Series of Notes to the extent and as specified in the related Indenture Supplements.

Section 3.13 Unapplied Excess Finance Charge Collections. On each Note Transfer Date, Unapplied Excess Finance Charge Collections for each Shared Excess Available Finance Charge Collections Group for such Note Transfer Date shall be applied in the following manner:

(a) if the Unapplied Excess Finance Charge Collections for such Group for such Note Transfer Date and the sum of the Aggregate Remaining Master Trust Level Required Amounts for all Unapplied Excess Finance Charge Sharing Collateral Certificates with respect to such Group for such Note Transfer Date are both greater than zero:

(i) if the amount of Unapplied Excess Finance Charge Collections for such Group for such Note Transfer Date is greater than or equal to the sum of the Aggregate Remaining Master Trust Level Required Amounts for all Unapplied Excess Finance Charge Sharing Collateral Certificates with respect to such Group for such Note Transfer Date, the issuing entity of each Unapplied Excess Finance Charge Sharing Collateral Certificate with respect to such Group shall be paid an amount equal to the Aggregate Remaining Master Trust Level Required Amount for such Unapplied Excess Finance Charge Sharing Collateral Certificate, or

(ii) if the amount of Unapplied Excess Finance Charge Collections for such Group is less than the sum of the Aggregate Remaining Master Trust Level Required Amounts for all Unapplied Excess Finance Charge Sharing Collateral Certificates with respect to such Group for such Note Transfer Date, the issuing entity of each Unapplied Excess Finance Charge Sharing Collateral Certificate with respect to such Group shall be paid an amount equal to the product of (x) the Unapplied Excess Finance Charge Collections for such Group for such Note Transfer Date and (y) a fraction, the numerator of which is the Aggregate Remaining Master Trust Level Required Amount for such Unapplied Excess Finance Charge Sharing Collateral Certificate for such Note Transfer Date and the denominator of which is the sum of the Aggregate Remaining Master Trust Level Required Amounts for all Unapplied Excess Finance Charge Sharing Collateral Certificates with respect to such Group for such Note Transfer Date; and

(b) Unapplied Excess Finance Charge Collections remaining with respect to such Group after any payments made pursuant to subsection 3.13(a) shall be paid to the Transferor.

Section 3.14 Unapplied Master Trust Level Excess Finance Charge Collections. On each Note Transfer Date, the Servicer shall calculate the Remaining Series Finance Charge Shortfall for each Series of Notes related to each Shared Excess Available Finance Charge Collections Group. If any such Remaining Series Finance Charge Shortfall is greater than zero, the Servicer shall calculate the Collateral Certificate Finance Charge Shortfall Allocation for each Unapplied Master Trust Level Excess Finance Charge Sharing Collateral Certificate and shall notify the servicer for the issuing entity of each such Collateral Certificate of such amount. Unapplied Master Trust Level Excess Finance

Charge Collections received on any Note Transfer Date from any Unapplied Master Trust Level Excess Finance Charge Sharing Collateral Certificate relating to any Shared Excess Available Finance Charge Collections Group shall be applied in the following manner:

(a) if the aggregate amount of Unapplied Master Trust Level Excess Finance Charge Collections received on such Note Transfer Date with respect to such Group is greater than or equal to the sum of the Remaining Series Finance Charge Shortfalls for all Series of Notes in such Group, each such Series of Notes shall receive the amount of its Remaining Series Finance Charge Shortfall for such Note Transfer Date; and

(b) if the aggregate amount of Unapplied Master Trust Level Excess Finance Charge Collections received on such Note Transfer Date with respect to such Group is less than the sum of the Remaining Series Finance Charge Shortfalls for all Series of Notes in such Group, each such Series of notes shall receive an amount equal to the product of (i) the aggregate amount of Unapplied Master Trust Level Excess Finance Charge Collections received on such Note Transfer Date with respect to such Group and (ii) a fraction, the numerator of which is the Remaining Series Finance Charge Shortfall for such Series and the denominator of which is equal to the sum of the Remaining Series Finance Charge Shortfalls for all Series of Notes in such Group.

Section 3.15 Unapplied Master Trust Level Principal Collections. On each Note Transfer Date, the Servicer shall calculate the Remaining Series Principal Shortfall for each Series of Notes for such Note Transfer Date. If the sum of the Remaining Series Principal Shortfalls for all Series of Notes secured by any Asset Pool for such Note Transfer Date is greater than zero, the Servicer shall calculate the Collateral Certificate Principal Shortfall Allocation for each Unapplied Master Trust Level Principal Sharing Collateral Certificate in such Asset Pool for such Note Transfer Date and shall notify the servicer for the issuing entity of each such Collateral Certificate of such amount. Unapplied Master Trust Level Principal Collections received on any Note Transfer Date with respect to each Unapplied Master Trust Level Principal Sharing Collateral Certificate in an Asset Pool shall be applied in the following manner:

(a) if the aggregate amount of Unapplied Master Trust Level Principal Collections received on such Note Transfer Date with respect to such Asset Pool is greater than or equal to the sum of the Remaining Series Principal Shortfalls for all Series of Notes secured by such Asset Pool for such Note Transfer Date, each such Series of Notes shall receive the amount of its Remaining Series Principal Shortfall for such Note Transfer Date; and

(b) if the aggregate amount of Unapplied Master Trust Level Principal Collections received on such Note Transfer Date with respect to such Asset Pool is less than the sum of the Remaining Series Principal Shortfalls for all Series of Notes secured by such Asset Pool for such Note Transfer Date, each such Series of Notes shall receive an amount equal to the product of (i) the aggregate amount of Unapplied Master Trust Level Principal Collections received on such Note Transfer Date with respect to such Asset Pool and (ii) a fraction, the numerator of which is the Remaining Series Principal Shortfall for such Series of Notes for such Note Transfer Date and the denominator of which is equal to the sum of the Remaining Series Principal Shortfalls for all Series of Notes secured by such Asset Pool for such Note Transfer Date.

[END OF ARTICLE III]

ARTICLE IV

BANK ACCOUNTS AND INVESTMENTS

Section 4.01 Collections. Except as otherwise expressly provided in this Indenture, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance from any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture including all funds and other property payable to the Indenture Trustee in connection with the Collateral designated for inclusion in Asset Pool One. The Indenture Trustee will hold all such money and property received by it as part of the Collateral designated for inclusion in Asset Pool One and will apply it as provided in this Indenture.

Section 4.02 Bank Accounts.

(a) On or before the date of initial issuance of Notes secured by the Collateral designated for inclusion in Asset Pool One, the Issuing Entity, pursuant to the Asset Pool One Supplement, caused to be established and maintained for such Asset Pool one or more Qualified Bank Accounts (each such account as described in the Asset Pool One Supplement) in the name of the Issuing Entity, bearing a designation specifying that the funds deposited therein are held for the benefit of the related Collateral Agent and the applicable Noteholders. From time to time in connection with the issuance of a Series, Class or Tranche of Notes, the Indenture Trustee may cause the related Collateral Agent to establish one or more Qualified Bank Accounts denominated as “Supplemental Bank Accounts” in the name of the related Issuing Entity, bearing a designation specifying that the funds deposited therein are held for the benefit of the related Collateral Agent and the applicable Noteholders. Each Bank Account shall be under the control (within the meaning of Section 8-106 or Section 9-104 of the UCC) of the Collateral Agent for Asset Pool One for the benefit of the Indenture Trustee, the applicable Collateral Agent and the applicable Noteholders whose Notes are secured by the Collateral designated for inclusion in Asset Pool One. Supplemental Bank Accounts shall be created as specified in the Asset Pool One Supplement or Indenture Supplement. Any Supplemental Bank Account will receive deposits as specified in the Asset Pool One Supplement or Indenture Supplement. If, at any time, any Bank Account ceases to be a Qualified Bank Account, the Issuing Entity shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Note Rating Agency may consent in writing) establish a new Bank Account that is a Qualified Bank Account and shall transfer any cash and/or investments from the existing Bank Account to such new Bank Account.

(b) All payments to be made from time to time by or on behalf of the Indenture Trustee to Noteholders out of funds in the Bank Accounts for a particular Asset Pool pursuant to this Indenture will be made as provided in the Asset Pool One Supplement or the applicable Indenture Supplement but only to the extent of available funds in the applicable Supplemental Bank Account.

[END OF ARTICLE IV]

ARTICLE V

SATISFACTION AND DISCHARGE; CANCELLATION OF NOTES HELD BY THE ISSUING ENTITY, CHASE CARD FUNDING OR JPMCB

Section 5.01 Satisfaction and Discharge of Indenture. This Indenture will cease to be of further effect with respect to all Series, Class or Tranche of Notes (except as to any surviving rights of transfer or exchange of Notes of any Series, Class or Tranche expressly provided for herein or in the form of Note for that Series, Class or Tranche), and the Indenture Trustee, on demand of and at the expense of the Issuing Entity, will execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to all Notes when:

(a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter repaid to the Issuing Entity or discharged from that trust, as provided in Section 10.03) have been delivered to the Indenture Trustee canceled or for cancellation;

(b) the Issuing Entity has paid or caused to be paid all other sums payable under this Indenture (including payments to the Indenture Trustee pursuant to Section 7.07 and to the Collateral Agent pursuant to the Asset Pool Supplement) by the Issuing Entity with respect to the Notes; and

(c) the Issuing Entity has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuing Entity to the Indenture Trustee with respect to any Series, Class or Tranche of Notes under Section 7.07 and the obligations of the Indenture Trustee under Sections 5.02 and 10.03 will survive such satisfaction and discharge.

Section 5.02 Application of Trust Money. All money and obligations deposited with the Indenture Trustee pursuant to Section 5.01 or Section 5.03 and all money received by the Indenture Trustee in respect of such obligations will be held in trust and applied by it, in accordance with the provisions of the Series, Class or Tranche of Notes in respect of which it was deposited and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuing Entity acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment that money and obligations have been deposited with or received by the Indenture Trustee; but that money and obligations need not be segregated from other funds held by the Indenture Trustee except to the extent required by law.

Section 5.03 Cancellation of Notes Held by the Issuing Entity, Chase Card Funding or JPMCB. If the Issuing Entity, Chase Card Funding or JPMCB or any of their Affiliates holds any Notes, that Holder may, subject to any provisions of a related Indenture Supplement limiting the repayment of such Notes, by notice from that Holder to the Indenture Trustee cause the Notes to be canceled, whereupon such Notes will no longer be Outstanding.

[END OF ARTICLE V]

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.01 Events of Default. “Event of Default,” wherever used herein, means with respect to any Series, Class or Tranche of Notes any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either expressly stated to be inapplicable to a particular Series, Class or Tranche of Notes or specifically deleted or modified in the applicable Indenture Supplement creating such Series, Class or Tranche of Notes or in the form of Note for such Series, Class or Tranche:

(a) with respect to such Series, Class or Tranche of Notes, as applicable, a default by the Issuing Entity in the payment of any interest on such Notes when such interest becomes due and payable, and continuance of such default for a period of thirty-five (35) days following the date on which such interest became due and payable;

(b) with respect to such Series, Class or Tranche of Notes, as applicable, a default by the Issuing Entity in the payment of the Stated Principal Amount of such Tranche of Notes at the applicable Legal Maturity Date;

(c) a default in the performance, or breach, of any covenant or warranty of the Issuing Entity in this Indenture in respect of the Notes of such Series, Class or Tranche (other than a covenant or warranty in respect of the Notes of such Series, Class or Tranche a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), all of such covenants and warranties in this Indenture which are not expressly stated to be for the benefit of a particular Series, Class and Tranche of Notes being deemed to be in respect of the Notes of all Series, Classes or Tranches for this purpose, and continuance of such default or breach for a period of ninety (90) days after there has been given, by registered or certified mail, to the Issuing Entity and the Collateral Agent by the Indenture Trustee, to the Issuing Entity and the Indenture Trustee by the Collateral Agent or to the Issuing Entity, the Collateral Agent and the Indenture Trustee by the Holders of at least 25% of the aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of the affected Series, Class or Tranche, a written notice specifying such default or breach and requesting it to be remedied and stating that such notice is a “Notice of Default” hereunder and, as a result of such default, the interests of the Holders of the Notes of such Series, Class or Tranche are materially and adversely affected and continue to be materially and adversely affected during the 90-day period;

(d) the entry of an order for relief against the Issuing Entity under the Federal Bankruptcy Code by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Issuing Entity as bankrupt or insolvent under any other applicable federal or state law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuing Entity under the Federal

Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuing Entity or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days;

(e) the consent by the Issuing Entity to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuing Entity or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuing Entity in furtherance of any such action; or

(f) with respect to such Series, Class or Tranche of Notes, any additional Event of Default specified in the Indenture Supplement for such Series, Class or Tranche of Notes as applying to such Series, Class or Tranche of Notes, or specified in the form of Note for such Series, Class or Tranche.

Section 6.02 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default described in clause (a), (b), (c) or (f) (if the Event of Default under clause (c) or (f) is with respect to less than all Series, Classes and Tranches of Notes then Outstanding) of Section 6.01 occurs and is continuing with respect to any Series, Class or Tranche, then and in each and every such case, unless the principal of all the Notes of such Series, Class or Tranche of Notes shall have already become due and payable, either the Indenture Trustee or the Holders of more than 66 2⁄3% of the Outstanding Dollar Principal Amount of the Notes of such Series, Class or Tranche then Outstanding hereunder (each such Series, Class or Tranche of Notes acting as a separate Class), by notice in writing to the Issuing Entity (and to the Indenture Trustee if given by the Holders and in all cases with a copy of such notice to the applicable Collateral Agent), may declare the Outstanding Dollar Principal Amount of all the Outstanding Notes of such Series, Class or Tranche and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, anything in this Indenture, the related Indenture Supplement or in the Notes of such Series, Class or Tranche to the contrary notwithstanding. Such payments are subject to the allocation provisions of the Asset Pool Supplement and the allocation, deposits and payment sections of the related Indenture Supplement.

(b) If an Event of Default described in clause (c) or (f) of Section 6.01 occurs with respect to all Series, Classes and Tranches of Outstanding Notes and is continuing, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Indenture Trustee or the Holders of more than 66 2⁄3% of the Outstanding Dollar Principal Amount of all the Outstanding Notes

hereunder (treated as one Class), by notice in writing to the Issuing Entity (and to the Indenture Trustee if given by Holders) and in all cases with a copy of such notice to the applicable Collateral Agent for each Asset Pool with affected Notes, may declare the Outstanding Dollar Principal Amount of all the Notes then Outstanding and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, notwithstanding anything in this Indenture, the related Indenture Supplements or the Notes to the contrary.

(c) If an Event of Default described in clause (d) or (e) of Section 6.01 occurs and is continuing, then the Notes of all Series, Classes and Tranches will automatically be and become immediately due and payable by the Issuing Entity, without notice or demand to any Person, and the Issuing Entity will automatically and immediately be obligated to pay off the Notes.

At any time after such a declaration of acceleration has been made or an automatic acceleration has occurred with respect to the Notes of any Series, Class or Tranche and before a judgment or decree for payment of the money due has been obtained by the Collateral Agent and/or the Indenture Trustee as hereinafter in this Article VI provided, the Holders of more than 66 2⁄3% of the Outstanding Dollar Principal Amount of such Series, Classes or Tranches of Notes, by written notice to the Issuing Entity, the Indenture Trustee, and the Collateral Agent, may rescind and annul such declaration and its consequences if:

(i) the Issuing Entity has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all overdue installments of interest on the Notes of such Series, Class or Tranche, (B) the principal of any Notes of such Series, Class or Tranche which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Notes of such Series, Class or Tranche, to the extent that payment of such interest is lawful, (C) interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Notes of such Series, Class or Tranche to the extent that payment of such interest is lawful, and (D) all sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee, its agents and counsel and all other amounts due to the Indenture Trustee under Section 7.07 and the Collateral Agent pursuant to the Asset Pool Supplement; and

(ii) all Events of Default with respect to such Series, Class or Tranche of Notes, other than the nonpayment of the principal of the Notes of such Series, Class or Tranche which has become due solely by such acceleration, have been cured or waived as provided in Section 6.16.

No such rescission will affect any subsequent default or impair any right consequent thereon.

Section 6.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee or the Collateral Agent on Behalf of the Indenture Trustee. The Issuing Entity covenants that if:

(a) the Issuing Entity defaults in the payment of interest on any Series, Class or Tranche of Notes when such interest becomes due and payable and such default continues for a period of thirty-five (35) days following the date on which such interest became due and payable, or

(b) the Issuing Entity defaults in the payment of the principal of any Series, Class or Tranche of Notes on the Legal Maturity Date thereof;

the Issuing Entity will, upon demand of the Indenture Trustee or the Collateral Agent, acting on behalf of the Indenture Trustee, pay (subject to the allocation provided in this Article VI and any related Indenture Supplement) to the Collateral Agent, on behalf of the Indenture Trustee, for the benefit of the Holders of any such Notes of the affected Series, Class or Tranche, the whole amount then due and payable on any such Notes for principal and interest, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest, in the case of Interest-bearing Notes, at the rate of interest applicable to the stated principal amount thereof, unless otherwise specified in the applicable Indenture Supplement, and in addition thereto, will pay such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of (x) the Indenture Trustee, its agents and counsel and all other amounts due to the Indenture Trustee under Section 7.07 and (y) the Collateral Agent, its agents and counsel and all other amounts due to the Collateral Agent pursuant to the Asset Pool Supplement.

If the Issuing Entity fails to pay such amounts forthwith upon such demand, the Indenture Trustee may or may instruct the Collateral Agent, in its own name and as trustee of an express trust, to institute a judicial proceeding for the collection of the sums so due and unpaid, and may directly or may instruct the Collateral Agent to prosecute such proceeding to judgment or final decree, and the Indenture Trustee or the Collateral Agent may enforce the same against the Issuing Entity or any other obligor upon the Notes of such Series, Class or Tranche and collect the money adjudged or decreed to be payable in the manner provided by law out of the Collateral or from any other obligor upon such Notes, wherever situated.

Section 6.04 Indenture Trustee or the Collateral Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuing Entity or any other obligor upon the Notes or the property of the Issuing Entity or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Notes will then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent will have made any demand on the Issuing Entity for the payment of overdue principal or interest) will be entitled and empowered either directly or through instruction to the Collateral Agent to do the same by intervention in such proceedings or otherwise:

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Indenture Trustee or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances (x) of the Indenture Trustee, its agents and counsel and all other amounts due to the Indenture Trustee under Section 7.07 and (y) of the Collateral Agent, its agents and counsel and all other amounts due to the Collateral Agent pursuant to the Asset Pool Supplement) and of the Noteholders allowed in such judicial proceeding, and

(b) to collect and receive any funds or other property payable or deliverable on any such claims and to distribute the same; and

(c) any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Noteholder to make such payment to the Collateral Agent or the Indenture Trustee, as the case may be, and in the event that the Indenture Trustee and the Collateral Agent will consent to the making of such payments directly to the Noteholders, to pay (x) to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due to the Indenture Trustee under Section 7.07 and (y) to the Collateral Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent, its agents and counsel, and any other amounts due to the Collateral Agent pursuant to the Asset Pool Supplement.

Nothing herein contained will be deemed to authorize the Indenture Trustee or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee or the Collateral Agent to vote in respect of the claim of any Noteholder in any such proceeding.

Section 6.05 Indenture Trustee and the Collateral Agent May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes of any Series, Class or Tranche may be prosecuted and enforced by the Indenture Trustee or the Collateral Agent, at the direction of the Indenture Trustee, without the possession of any of the Notes of such Series, Class or Tranche or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee or the Collateral Agent, at the direction of the Indenture Trustee, will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Collateral Agent and their respective agents and counsel, be for the ratable benefit of the Holders of the Notes of the Series, Class or Tranche in respect of which such judgment has been recovered.

Section 6.06 Application of Money Collected. Any money or other property collected by the Indenture Trustee or the Collateral Agent, at the direction of the Indenture Trustee, with respect to a Series, Class or Tranche of Notes pursuant to this Article VI will be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes of such Series, Class or Tranche and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a) first, to the payment, pari passu, of all amounts due to the Indenture Trustee under subsection 7.07(a) and due to the Collateral Agent under the Asset Pool One Supplement;

(b) second, to the payment of the amounts then due and unpaid upon the Notes of that Series, Class or Tranche for principal, plus any accrued but unpaid interest, and any additional interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind (but subject to the allocation provided in the relevant allocation provisions of the Asset Pool One Supplement and the related Indenture Supplements), according to the amounts due and payable on such Notes for principal and interest, respectively;

(c) third, to pay any Trust Servicing Fees and any other fees or expenses then owing for that Series, Class or Tranche of Notes; and

(d) fourth, to the Issuing Entity.

Section 6.07 Collateral Agent May Elect to Hold the Collateral Certificate. Following an acceleration of any Series, Class or Tranche of Notes, if a sale of Collateral does not take place, the Collateral Agent may, at the direction of the Indenture Trustee, elect to continue to hold a Collateral Certificate and apply distributions on a Collateral Certificate in accordance with the regular distribution provisions pursuant to the relevant allocation provisions of the Asset Pool One Supplement, except that principal will be paid on the accelerated Series, Class or Tranche of Notes to the extent funds are received and allocated to the accelerated Series, Class or Tranche of Notes, and payment is permitted by the subordination provisions of the accelerated Series, Class or Tranche of Notes.

Section 6.08 Sale of Collateral for Accelerated Notes. In the case of a Series, Class or Tranche of Notes that has been accelerated following an Event of Default, the Collateral Agent may, at the direction of the Indenture Trustee, and at the direction of the Holders of more than 66 2⁄3% of the Outstanding Dollar Principal Amount of that Series, Class or Tranche of Notes will, cause the Issuing Entity to sell Collateral as provided in the related Indenture Supplement; provided, however, that none of the Transferor, any Affiliate of the Transferor, including JPMCB, or any agent of the Transferor shall be permitted to purchase Receivables in such case or to participate in such vote whether as a Noteholder or otherwise.

Section 6.09 Noteholders Have the Right to Direct the Time, Method and Place of Conducting Any Proceeding for Any Remedy Available to the Indenture Trustee

or the Collateral Agent. The Holders of more than 66 2⁄3% of the Outstanding Dollar Principal Amount of any accelerated Series, Class or Tranche of Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or the Collateral Agent, or exercising any trust or power conferred on the Indenture Trustee or on the Collateral Agent. This right may be exercised only if the direction provided by the Noteholders does not conflict with applicable law or this Indenture and does not have a substantial likelihood of involving the Indenture Trustee or the Collateral Agent in personal liability.

Section 6.10 Limitation on Suits. Except if required in the provisions of Section 13.06, to the fullest extent permitted by applicable law, no Holder of any Note of any Series, Class or Tranche will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Indenture Trustee, who shall have forwarded such notice to the Collateral Agent, of a continuing Event of Default with respect to Notes of such Series, Class or Tranche;

(b) the Holders of more than 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche have made written request to the Indenture Trustee, who shall have forwarded such request to the Collateral Agent, to institute proceedings in respect of such Event of Default in the name of the Collateral Agent under the Asset Pool One Supplement and on behalf of the Indenture Trustee hereunder;

(c) such Holder or Holders have offered to the Indenture Trustee for itself and for the benefit of the Collateral Agent, indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) both the Indenture Trustee and the Collateral Agent, on behalf of the Indenture Trustee, for sixty (60) days after the Indenture Trustee has received such notice, request and offer of indemnity have failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Indenture Trustee, on behalf of the Collateral Agent, during such 60-day period by the Majority Holders of such Series, Class or Tranche;

it being understood and intended that no one or more Holders of Notes of such Series, Class or Tranche will have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of such Series, Class or Tranche, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Notes of such Series, Class or Tranche.

Section 6.11 Unconditional Right of Noteholders to Receive Principal and Interest; Limited Recourse. Notwithstanding any other provisions in this Indenture,

the Holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on the Legal Maturity Date specified in the related Indenture Supplement and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of such Holder; provided, however, that notwithstanding any other provision of this Indenture to the contrary, the obligation to pay principal of or interest on the Notes or any other amount payable to any Noteholder and to make payments in respect of any Derivative Agreement, Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, as applicable, will be without recourse to the Transferor, JPMCB, the Indenture Trustee, the Collateral Agent, the Owner Trustee or any Affiliate, or any officer, employee or director of any of them, and the obligation of the Issuing Entity to pay principal of or interest on the Notes or any other amount payable to any Noteholder and to make payments in respect of any Derivative Agreement, Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, as applicable, will be subject to the allocation and payment provisions of the Asset Pool Supplement and the applicable Indenture Supplements and limited to amounts available from the Collateral pledged to secure the Notes of Asset Pool One.

Section 6.12 Restoration of Rights and Remedies. If the Indenture Trustee or the Collateral Agent, on behalf of the Indenture Trustee, or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuing Entity, the Indenture Trustee, the Collateral Agent, on behalf of the Indenture Trustee, and the Noteholders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Collateral Agent, on behalf of the Indenture Trustee, and the Noteholders will continue as though no such proceeding had been instituted.

Section 6.13 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, to the Collateral Agent, on behalf of the Indenture Trustee, or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14 Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee, the Collateral Agent, or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Indenture Trustee, to the Collateral Agent or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, by the Collateral Agent or by the Noteholders, as the case may be.

Section 6.15 Control by Noteholders. Except as provided in the provisions of Section 13.05, Holders of more than 66 2⁄3% of the Outstanding Dollar Principal Amount of any affected Series, Class or Tranche of Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee and the Collateral Agent on behalf of the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, under this Indenture with respect to the Notes of such Series, Class or Tranche, provided that:

(a) the Indenture Trustee and the Collateral Agent, on behalf of the Indenture Trustee, will have the right to decline to follow any such direction if the Indenture Trustee or the Collateral Agent, as the case may be, being advised by counsel, determines that the Action so directed may not lawfully be taken or would conflict with this Indenture or if the Indenture Trustee or the Collateral Agent in good faith will, by a Collateral Agent Authorized Officer (as defined in the Asset Pool One Supplement), determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and

(b) the Indenture Trustee and the Collateral Agent, on behalf of the Indenture Trustee, may take any other action permitted hereunder deemed proper by the Indenture Trustee or the Collateral Agent, as the case may be, which is not inconsistent with such direction.

Section 6.16 Waiver of Past Defaults. Holders of more than 66 2⁄3% of the Outstanding Dollar Principal Amount of any Series, Class or Tranche of Notes may on behalf of the Holders of all the Notes of such Series, Class or Tranche of Notes waive any past default hereunder or under the related Indenture Supplement with respect to such Series, Class or Tranche and its consequences, except a default not theretofore cured:

(a) in the payment of the principal of or interest on any Note of such Series, Class or Tranche, or

(b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note of such Series, Class or Tranche.

Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Section 6.17 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee or the Collateral Agent for any action taken or omitted by it as the Indenture Trustee or the Collateral Agent, respectively, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section will not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of any Series, Class or Tranche to which the suit relates, or to any suit instituted by any Noteholders for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Legal Maturity Date expressed in such Note.

Section 6.18 Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee or the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

[END OF ARTICLE VI]

ARTICLE VII

THE INDENTURE TRUSTEE

Section 7.01 Certain Duties and Responsibilities.

(a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes of any Series, Class or Tranche, and no implied covenants or obligations will be read into this Indenture against the Indenture Trustee.

(b) In the absence of bad faith on its part, the Indenture Trustee may, with respect to the Notes of any Series, Class or Tranche, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee will be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

(c) In case an Event of Default with respect to any Series, Class or Tranche of Notes has occurred and is continuing, the Indenture Trustee will exercise with respect to the Notes of such Series, Class or Tranche such rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(d) No provision of this Indenture will be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection (d) will not be construed to limit the effect of subsections (a) and (b) of this Section;

(ii) the Indenture Trustee will not be liable for any error of judgment made in good faith by an Indenture Trustee Authorized Officer, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii) the Indenture Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith (A) in accordance with the direction of the Holders of more than 66 2⁄3% of the Outstanding Dollar Principal Amount of any Series, Class or Tranche of Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes of such Series, Class or Tranche or

(B) upon request from Holders representing the Requisite Petition Percentage pursuant to subsection 8.04(d)(ii); and

(iv) no provision of this Indenture will require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it will have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to the Indenture Trustee against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee will be subject to the provisions of this Section.

Section 7.02 Notice of Defaults. Within ninety (90) days after the occurrence of any Event of Default hereunder of which a Responsible Officer of the Indenture Trustee has actual knowledge or has received written notice thereof with respect to the Notes of any Series, Class or Tranche:

(a) the Indenture Trustee will transmit by mail to all Registered Noteholders of such Series, Class or Tranche, as their names and addresses appear in the Note Register, notice of such default hereunder known to the Indenture Trustee, and

(b) the Indenture Trustee will give prompt written notification thereof to the Note Rating Agencies, unless such default will have been cured or waived;

provided, however, that, except in the case of a default in the payment of the principal of or interest on any Note of such Series, Class or Tranche, the Indenture Trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Indenture Trustee Authorized Officers of the Indenture Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders of such Series, Class or Tranche. For the purpose of this Section, the term “default,” with respect to the Notes of any Series, Class or Tranche, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes of such Series, Class or Tranche.

Section 7.03 Certain Rights of Indenture Trustee. Except as otherwise provided in Section 7.01:

(a) the Indenture Trustee may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Indenture Trustee deems it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(c) the Indenture Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e) the Indenture Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but upon the written direction of the Holders of 50% of the Majority Holders, shall make such further inquiry or investigation into such facts or matters as it has been directed, and it will be entitled to examine the books, records and premises of the Issuing Entity, personally or by agent or attorney;

(f) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Indenture Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(g) the Indenture Trustee will not be responsible for filing any financing statements or continuation statements in connection with the Notes, but will cooperate with the Issuing Entity in connection with the filing of such financing statements or continuation statements.

Section 7.04 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificates of authentication, will be taken as the statements of the Issuing Entity, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Indenture Trustee will not be accountable for the use or application by the Issuing Entity of Notes or the proceeds thereof.

Section 7.05 May Hold Notes. Subject to the requirements of Rule 3a-7(a)(4)(i) under the Investment Company Act, the Indenture Trustee, any Paying Agent, the Note Registrar or any other agent of the Issuing Entity, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.08, 7.09 and 7.13, may otherwise deal with the Issuing Entity with the same rights it would have if it were not Indenture Trustee, Paying Agent, Note Registrar or such other agent.

Section 7.06 Money Held in Trust. Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Indenture Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuing Entity.

Section 7.07 Compensation and Reimbursement, Limit on Compensation, Reimbursement and Indemnity.

(a) The Issuing Entity agrees:

(i) to pay to the Indenture Trustee from time to time reasonable compensation (or, for so long as Computershare Trust Company, National Association is the Indenture Trustee, such amount as has been mutually agreed upon) for all services rendered by it hereunder (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(iii) to indemnify the Indenture Trustee for, and to hold it harmless against, any and all loss, liability or expense (including reasonable attorney’s fees and expenses and court costs) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability (whether asserted by the Issuing Entity, the Transferor, the Servicer, any Holder or any other Person, and including any such amounts incurred in connection with the enforcement of this indemnification) in connection with the exercise or performance of any of its powers or duties hereunder.

The Indenture Trustee will have no recourse to any asset of the Issuing Entity other than funds available pursuant to Section 6.06 or to any Person other than the Transferor, the Servicer or the Issuing Entity. Except as specified in Section 6.06, any such payment to the Indenture Trustee shall be subordinate to payments to be made to the Noteholders.

(b) This Section will survive the termination or assignment of this Indenture and the resignation or replacement of the Indenture Trustee under Section 7.10.

Section 7.08 Disqualification; Conflicting Interests. If the Indenture Trustee has or will acquire a conflicting interest within the meaning of the Trust Indenture

Act, the Indenture Trustee will, if so required by the Trust Indenture Act, either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Nothing herein will prevent the Indenture Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

Section 7.09 Corporate Indenture Trustee Required; Eligibility. There will at all times be an Indenture Trustee hereunder with respect to each Series, Class or Tranche of Notes, which will be either a bank or a corporation organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority, having a rating of at least “BBB-“ by Fitch, “Baa3” by Moody’s and “BBB-” by S&P. The Indenture Trustee shall at all times meet the requirements of Rule 3a-7(a)(4)(i) under the Investment Company Act and shall not provide credit or credit enhancement to the Issuing Entity. If the Indenture Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Issuing Entity may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Issuing Entity, serve as Indenture Trustee. If at any time the Indenture Trustee with respect to any Series, Class or Tranche of Notes will cease to be eligible in accordance with the provisions of this Section, it will resign immediately in the manner and with the effect hereinafter specified in this Article VII.

Section 7.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article VII will become effective until the acceptance of appointment by the successor Indenture Trustee under Section 7.11.

(b) The Indenture Trustee may resign with respect to any Series, Class or Tranche of Notes at any time by giving written notice thereof to the Issuing Entity. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(c) The Indenture Trustee may be removed with respect to any Series, Class or Tranche of Notes at any time by Action of the Majority Holders of the Notes of that Series, Class or Tranche, delivered to the Indenture Trustee and to the Issuing Entity.

(d) If at any time:

(i) the Indenture Trustee fails to comply with Section 310(b) of the Trust Indenture Act with respect to any Series, Class or Tranche of Notes after written request therefor by the Issuing Entity or by any Noteholder who has been a bona fide Holder of a Note of that Series, Class or Tranche for at least 6 months, or

(ii) the Indenture Trustee ceases to be eligible under Section 7.09 with respect to any Series, Class or Tranche of Notes and fails to resign after written request therefor by the Issuing Entity or by any such Noteholder, or

(iii) the Indenture Trustee becomes incapable of acting with respect to any Series, Class or Tranche of Notes, or

(iv) the Indenture Trustee is adjudged bankrupt or insolvent or a receiver of the Indenture Trustee or of its property is appointed or any public officer takes charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuing Entity may remove the Indenture Trustee, with respect to the Series, Class or Tranche of Notes, or in the case of clause (iv), with respect to all Series, Classes or Tranches of Notes, or (B) subject to Section 6.17, any Noteholder who has been a bona fide Holder of a Note of such Series, Class and Tranche for at least 6 months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee with respect to such Series, Class or Tranche of Notes and the appointment of a successor Indenture Trustee with respect to the Series, Class or Tranche of Notes, or, in the case of clause (iv), with respect to all Series, Classes and Tranches of Notes.

(e) If the Indenture Trustee resigns, is removed or becomes incapable of acting with respect to any Series, Class or Tranche of Notes, or if a vacancy shall occur in the office of the Indenture Trustee with respect to any Series, Class or Tranche of Notes for any cause, the Issuing Entity will promptly appoint a successor Indenture Trustee for that Series, Class or Tranche of Notes. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee with respect to such Series, Class or Tranche of Notes is appointed by Action of the Majority Holders of the Notes of such Series, Class or Tranche delivered to the Issuing Entity and the retiring Indenture Trustee, the successor Indenture Trustee so appointed will, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee with respect to such Series, Class or Tranche of Notes and supersede the successor Indenture Trustee appointed by the Issuing Entity with respect to such Series, Class or Tranche of Notes. If no successor Indenture Trustee with respect to such Series, Class or Tranche of Notes shall have been so appointed by the Issuing Entity or the Noteholders of such Series, Class or Tranche and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Holder of a Note of such Series, Class or Tranche for at least 6 months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee with respect to such Series, Class or Tranche of Notes.

(f) The Issuing Entity will give written notice of each resignation and each removal of the Indenture Trustee with respect to any Series, Class or Tranche of Notes and each appointment of a successor Indenture Trustee with respect to any Series, Class or Tranche of Notes to each Noteholder as provided in Section 1.06 and to each Note Rating Agency. To facilitate delivery of such notice, upon request by the Issuing Entity, the Note Registrar shall provide to the Issuing Entity a list of the relevant Registered Noteholders. Each notice will include the name of the successor Indenture Trustee and the address of its principal Corporate Trust Office.

Section 7.11 Acceptance of Appointment by Successor. Every successor Indenture Trustee appointed hereunder will execute, acknowledge and deliver to the Issuing Entity and to the predecessor Indenture Trustee an instrument accepting such appointment, with a copy to the Note Rating Agencies, and thereupon the resignation or removal of the predecessor Indenture Trustee will become effective with respect to any Series, Class or Tranche of Notes as to which it is resigning or being removed as the Indenture Trustee, and such successor Indenture Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to any such Series, Class or Tranche of Notes; but, upon request of the Issuing Entity or the successor Indenture Trustee, such predecessor Indenture Trustee will, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the predecessor Indenture Trustee, and will duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such predecessor Indenture Trustee hereunder with respect to all or any such Series, Class or Tranche of Notes, subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of any such successor Indenture Trustee, the Issuing Entity will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes of one or more (but not all) Series, Classes or Tranches, the Issuing Entity, the predecessor Indenture Trustee and each successor Indenture Trustee with respect to the Notes of any applicable Series, Class or Tranche will execute and deliver an Indenture Supplement which will contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to the Notes of any Series, Class or Tranche as to which the predecessor Indenture Trustee is not being succeeded will continue to be vested in the predecessor Indenture Trustee, and will add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such Indenture Supplement will constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee will be Indenture Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee.

No successor Indenture Trustee with respect to any Series, Class or Tranche of Notes will accept its appointment unless at the time of such acceptance such successor Indenture Trustee will be qualified and eligible under this Article VII.

Section 7.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, will be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Indenture Trustee shall give prompt written notice of such merger, conversion, consolidation or succession to the Note Rating Agencies. In case any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

Section 7.13 Preferential Collection of Claims Against Issuing Entity. If and when the Indenture Trustee shall be or become a creditor of the Issuing Entity (or any other obligor upon the Notes), the Indenture Trustee will be subject to the provisions of Section 311 of the Trust Indenture Act. An Indenture Trustee who has resigned or been removed will be subject to subsection 311(a) of the Trust Indenture Act to the extent provided therein.

Section 7.14 Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding the Indenture Trustee, with the approval of the Issuing Entity, may appoint an Authenticating Agent or Agents with respect to one or more Series, Classes or Tranches of Notes which will be authorized to act on behalf of the Indenture Trustee to authenticate the Notes of such Series, Classes or Tranches issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and the Notes so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Indenture Trustee or the Indenture Trustee’s Certificate of Authentication, such reference will be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent and a Certificate of Authentication executed on behalf of the Indenture Trustee by an Authenticating Agent. Each Authenticating Agent will be acceptable to the Issuing Entity and will at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Issuing Entity itself, subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent ceases to be eligible in accordance with the provisions of this Section, such Authenticating Agent will resign immediately in the manner and with the effect specified in this Section. The Authenticating Agent for the Notes of all Series, Classes and Tranches is Computershare Trust Company, National Association.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent, provided such corporation will be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Issuing Entity. The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuing Entity. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee, with the approval of the Issuing Entity, may appoint a successor Authenticating Agent which will be acceptable to the Issuing Entity and will give notice to each Noteholder as provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section.

If the entity that is acting as Authenticating Agent is not the same entity as the Indenture Trustee, then the Indenture Trustee agrees to pay to each Authenticating Agent (other than an Authenticating Agent appointed at the request of the Issuing Entity from time to time) reasonable compensation for its services under this Section, and the Indenture Trustee will be entitled to be reimbursed for such payments, subject to the provisions of Section 7.07.

If an appointment with respect to one or more Series, Classes or Tranches of Notes is made pursuant to this Section, the Notes of such Series, Classes or Tranches may have endorsed thereon, in addition to the Indenture Trustee’s Certificate of Authentication, an alternate Certificate of Authentication in substantially the following form:

This is one of the Notes of the Series, Classes or Tranches designated therein referred to in the within-mentioned Indenture.

[AUTHENTICATING AGENT], as Authenticating Agent,

By:
Authorized Signatory

Section 7.15 Tax Returns.

(a) In the event that the Issuing Entity shall be required to file tax returns, it shall cause to be prepared such tax returns and shall provide such tax returns to the Owner Trustee or the Beneficiary for signature at least five (5) days before such tax returns are due to be filed. The Issuing Entity, in accordance with the terms of each Indenture Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Indenture Trustee at least five (5) days prior to the date it is required by law to be distributed to Noteholders. The Indenture Trustee, upon written request, will furnish the Servicer with all such information known to the Indenture Trustee as may be reasonably requested and required in connection with the preparation of all tax returns of the Issuing Entity, and shall, upon request, execute such returns. In no event shall the Indenture Trustee or the Owner Trustee be personally liable for any liabilities, costs or expenses of the Issuing Entity or any Noteholder arising under any tax law, including federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

(b) In the event that the Issuing Entity is classified as a partnership for federal income tax purposes, beginning with each taxable year after December 31, 2017, or if later, the date that Sections 6221 through 6241 of the Internal Revenue Code apply to the Issuing Entity, the Transferor (or a United States Affiliate of the Transferor if the Transferor is ineligible) is hereby designated as the partnership representative under Section 6223(a) of the Internal Revenue Code to the extent allowed by law. The Issuing Entity shall, to the extent eligible, make the election under Section 6221(b) of the Internal Revenue Code with respect to determinations of adjustments at the partnership level and take any other action such as filings, disclosures and notifications necessary to effectuate such election. If the election described in the preceding sentence is not available, the Issuing Entity shall, to the extent eligible, make the election under Section 6226(a) of the Internal Revenue Code with respect to the alternative to payment of imputed underpayments by a partnership and take any other action such as filings, disclosures and notifications necessary to effectuate such election. Notwithstanding the foregoing, the Issuing Entity is authorized, in its sole discretion, to make any available election related to Sections 6221 through 6241 of the Internal Revenue Code and to take any action it deems necessary or appropriate to comply with the requirements of the Internal Revenue Code and conduct the Issuing Entity’s affairs under Sections 6221 through 6241 of the Internal Revenue Code.

Section 7.16 Representations and Covenants of the Indenture Trustee. The Indenture Trustee represents, warrants and covenants that:

(a) The Indenture Trustee is a national banking association duly organized and validly existing under the laws of the United States of America;

(b) The Indenture Trustee has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other documents to which it is a party; and

(c) Each of this Indenture and other documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms.

Section 7.17 Custody of Collateral Certificates and Collateral. Unless otherwise specified in the Asset Pool One Supplement, each Collateral Certificate shall be registered in the name of and shall be delivered to and held by the applicable Collateral Agent separate and apart from all other property held by such Collateral Agent. The Collateral Agent shall hold such of the Collateral as constitutes a Permitted Investment and all other Collateral in accordance with the Asset Pool One Supplement.

Section 7.18 Indenture Trustee’s Application for Instructions from the Issuing Entity. Any application by the Indenture Trustee for written instructions from the Issuing Entity may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under and in accordance with this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective, provided that such application shall make specific reference to this Section 7.18. The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Issuing Entity actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

[END OF ARTICLE VII]

ARTICLE VIII

NOTEHOLDERS’ MEETINGS, LISTS, REPORTS BY INDENTURE TRUSTEE AND ISSUING ENTITY

Section 8.01 Issuing Entity To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuing Entity will furnish or cause to be furnished to the Indenture Trustee:

(a) not more than fifteen (15) days after each Record Date, in such form as the Indenture Trustee may reasonably require, a list of the names and addresses of the Registered Noteholders of each Series, Classes or Tranches as of such date, and

(b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after the receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than fifteen (15) days before the time such list is furnished;

provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 8.02 Preservation of Information; Communications to Noteholders.

(a) The Indenture Trustee will preserve, in as current a form as is reasonably practicable, the names and addresses of Registered Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 8.01 and the names and addresses of Registered Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

(b) If three (3) or more Holders of Notes of any Series, Class or Tranche (hereinafter referred to as “applicants”) (or, if there are less than 3 such Holders, all of the Holders) apply in writing to the Indenture Trustee, and furnish to the Indenture Trustee reasonable proof that each such applicant has owned a Note of such Series, Class or Tranche for a period of at least 6 months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes of such Series, Class or Tranche or with the Holders of all Notes with respect to their rights under this Indenture or under such Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Indenture Trustee will, within five (5) Business Days after the receipt of such application, at its election, either

(i) afford such applicants access to the information preserved at the time by the Indenture Trustee in accordance with subsection 8.02(a), or

(ii) inform such applicants as to the approximate number of Holders of Notes of such Series, Class or Tranche or all Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Indenture Trustee in accordance with subsection 8.02(a), and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

If the Indenture Trustee shall elect not to afford such applicants access to such information, the Indenture Trustee shall, upon the written request of such applicants, mail to each Holder of a Registered Note of such Series, Class or Tranche or to all Registered Noteholders, as the case may be, whose names and addresses appear in the information preserved at the time by the Indenture Trustee in accordance with subsection 8.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Indenture Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless, within five (5) days after such tender, the Indenture Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Indenture Trustee, such mailing would be contrary to the best interests of the Holders of Notes of such Series, Class or Tranche or all Noteholders, as the case may be, or would be in violation of applicable law. Such written statement will specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Indenture Trustee will mail copies of such material to all Registered Noteholders of such Series, Class or Tranche or all Registered Noteholders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Indenture Trustee will be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Notes, by receiving and holding the same, will be deemed to have agreed with the Issuing Entity and the Indenture Trustee that neither the Issuing Entity nor the Indenture Trustee will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with subsection 8.02(b), regardless of the source from which such information was derived, and that the Indenture Trustee will not be held accountable by reason of mailing any material pursuant to a request made under subsection 8.02(b).

(d) In addition to the foregoing provisions of this Section 8.02, requests by Noteholders or Certified Note Owners of Notes that were issued publicly pursuant to a shelf registration statement on Commission Form SF-3 to communicate with other Noteholders or Note Owners with respect to the exercise of rights under the Indenture, the other Transaction Documents or the Notes, shall be included on the Form 10-D filing by the Issuing Entity with respect to the Monthly Period during which the request was received and may include, but shall be limited to: (i) the name of the Noteholder or Note Owner making the request, (ii) the date the request was received, (iii)

a statement to the effect that the Issuing Entity has received a request from such Noteholder or Note Owner who is interested in communicating with other Noteholders or Note Owners with regard to the possible exercise of rights under the Indenture, the Transaction Documents or the Notes and (iv) a description of the method other Noteholders or Note Owners may use to contact the requesting Noteholder or Note Owner, in accordance with the terms and provisions of Section 13.07.

Section 8.03 Reports by Indenture Trustee.

(a) The term “reporting date” as used in this Section means December 31. Within sixty (60) days after the reporting date in each year, the Indenture Trustee will transmit to Noteholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such reporting date if required by Section 313(a) of the Trust Indenture Act.

(b) To the extent required by the Trust Indenture Act, the Indenture Trustee will mail each year to all Registered Noteholders, with a copy to the Note Rating Agencies a report concerning:

(i) its eligibility and qualifications to continue as trustee under this Indenture;

(ii) any amounts advanced by the Indenture Trustee under this Indenture;

(iii) the amount, interest rate and maturity date of indebtedness owing by the Issuing Entity to each of the Indenture Trustee or the Collateral Agent, each in its individual capacity;

(iv) the property and funds physically held by the related Collateral Agent as Collateral Agent of Asset Pool One by which such Notes are secured;

(v) any release or release and substitution of Collateral subject to the lien of the Asset Pool One Supplement which has not previously been reported; and

(vi) any action taken by the Indenture Trustee or the Collateral Agent, on behalf of the Indenture Trustee, that materially affects the Notes and that has not previously been reported.

(c) The Indenture Trustee will comply with subsections 313(b) and 313(c) of the Trust Indenture Act.

(d) A copy of each such report will, at the time of such transmission to Noteholders, be filed by the Indenture Trustee with each stock exchange upon which any Notes are listed, and also with the Commission. The Issuing Entity will notify the Indenture Trustee when the Notes are admitted to trading on any stock exchange.

Section 8.04 Meetings of Noteholders; Amendments and Waivers.

(a) A meeting of the Noteholders of such Series, Class or Tranche may be called at any time and from time to time pursuant to this Section 8.04 to make, give or take any Action provided by this Indenture or any Indenture Supplement to be made, given or taken by Noteholders of such Series, Class or Tranche.

(b) The Indenture Trustee may call a meeting of the Noteholders of any Series, Class or Tranche of Notes at any time for any purpose specified in this Indenture or any Indenture Supplement. The Indenture Trustee will call a meeting upon request of the Issuing Entity or the Holders of at least 10% in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche of Notes. Notwithstanding the foregoing, if a meeting is requested for the purposes of determining whether to initiate an Asset Representations Review, the provisions of subsection 8.04(d)(ii) shall apply.

(c) To be entitled to vote at any meeting of the Noteholders of any Series, Class or Tranche, a Person shall be (i) a Holder of one or more Outstanding Notes of such Series, Class or Tranche, or (ii) a Person appointed by an instrument in writing as proxy for the Noteholder or Noteholders of one or more Outstanding Notes of such Series, Class or Tranche by the Noteholder or Noteholders. The only Person who shall be entitled to be present or to speak at any meeting of the Noteholders of any Series, Class or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Indenture Trustee and its counsel and any representatives of the Issuing Entity and its counsel.

(d) Any resolution passed or decision taken at any meeting of Noteholders duly held in accordance with this Indenture will be binding on all Noteholders of the affected Series, Class or Tranche.

(i) Except for any consent that must be given by the Holders of each Outstanding Note affected or any action to be taken by the Issuing Entity as holder of any Collateral Certificate and except as set forth in subsection 8.04(d)(ii), any resolution presented at any meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of more than 66 2⁄3% of the Outstanding Dollar Principal Amount of that Series, Class or Tranche, as the case may be. However, any resolution with respect to any Action which may be given by the Holders of not less than a specified percentage in aggregate Outstanding Dollar Principal Amount of Outstanding Notes of a Series, Class or Tranche of Bearer Notes may be adopted at any meeting at which a quorum is present only by the affirmative vote of the Holders of not less than the specified percentage in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche.

(ii) Within ninety (90) days after the filing of a Form 10-D disclosing that the Delinquency Percentage for the Monthly Period covered by the Form 10-D was equal to or greater than the Delinquency Trigger (a

“Delinquency Trigger Breach”), the Certified Note Owners of at least 5% of the aggregate Outstanding Dollar Principal Amount of the Outstanding Notes (the “Requisite Petition Percentage”) may request the Indenture Trustee to initiate a vote of all Outstanding Notes to determine whether the Note Owners support engaging the Reviewer to conduct an Asset Representations Review. A vote shall be initiated by the Indenture Trustee if the Requisite Petition Percentage provides instructions in writing to the Indenture Trustee requesting a vote. The Indenture Trustee shall thereupon follow its standard procedures with respect to conducting the vote. If the Certified Note Owners of at least 5% of the aggregate Outstanding Dollar Principal Amount of Outstanding Notes participate in the vote and the Certified Note Owners representing at least a simple majority of the Outstanding Dollar Principal Amount of the Notes casting a vote shall vote in favor of an Asset Representations Review, then the Indenture Trustee will notify the Servicer, JPMCB and the Transferor of the results of the vote and an Asset Representations Review will be conducted by the Reviewer pursuant to subsection 13.05(b). The vote to direct such an Asset Representations Review must be completed within one hundred and fifty (150) days following the filing with the Commission of the Form 10-D disclosing the Delinquency Trigger Breach. If the voting process is not completed within such 150-day period and a Delinquency Trigger Breach has not occurred in any subsequent reporting period, then the Certified Note Owners may not initiate or, if already initiated, complete a vote to direct an Asset Representations Review with respect to that Delinquency Trigger Breach. However, if a Delinquency Trigger Breach occurs in a subsequent period, the 90-day petition period described in the first sentence of this clause (ii) and the 150-day period for the completion of a vote will restart from the filing of the Form 10-D disclosing the most recent breach if no petition to vote has been initiated, no vote has been scheduled and no Asset Representations Review is being conducted. Only one petition to vote, scheduled vote or Asset Representations Review shall be permitted to occur at any point in time. The Servicer shall reimburse the Indenture Trustee for the reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in connection with the vote described in this subsection 8.04(d).

(e) Except as set forth in subsection 8.04(d)(ii), the quorum at any meeting will be persons holding or representing the Holders of more than 66 2⁄3% of the Outstanding Dollar Principal Amount of a Series, Class or Tranche or all Notes, as the case may be; provided, that if any action is to be taken at that meeting concerning an Action that may be given by the Holders of not less than a specified percentage in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of a Series, Class or Tranche, the persons holding or representing such specified percentage in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche or all Notes will constitute a quorum.

(f) The Issuing Entity may make reasonable rules for other matters relating to Action by or a meeting of Noteholders not otherwise covered by this Section, including but not limited to the location or locations for such meeting, the manner of voting at such meeting, the appointment and duties of inspectors of the vote, the submission and examination of proxies, certificates and other evidence of the right to vote and the appointment of a chairperson for the meeting.

(g) As set forth in the applicable Pooling and Servicing Agreement and the related Series Supplement, with respect to certain actions requiring the consent or direction of Investor Certificateholders holding a specified percentage of the aggregate unpaid amount outstanding of Investor Certificates (whether by number of Series, as that term is defined in the applicable Pooling and Servicing Agreement, or percentage of all outstanding Investor Certificates depending on the manner of voting or consenting on such matter), including consenting to certain amendments and terminating the related Master Trust, the Issuing Entity, as holder of any Collateral Certificate, shall be deemed to be an Investor Certificateholder under such Pooling and Servicing Agreement, and will be deemed to have voted in accordance with the Investor Certificateholders holding a majority of the aggregate Invested Amount outstanding of such Investor Certificates which are entitled to vote or consent on such matter; provided, however, that in the event Investor Certificateholders holding equal portions of the Invested Amount outstanding of such Investor Certificates vote in the positive and in the negative, without taking into consideration the vote of the Issuing Entity, as holder of such Collateral Certificate, the Issuing Entity shall be deemed to vote in the negative; provided further, that if the Collateral Certificate is the sole Investor Certificate outstanding which is entitled to vote or consent on such matter, the Issuing Entity, as holder thereof, will be deemed to have voted in the negative.

Section 8.05 Reports by Issuing Entity to the Commission. The Issuing Entity will:

(a) file with the Indenture Trustee, within fifteen (15) days after the Issuing Entity is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuing Entity may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act; or, if the Issuing Entity is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuing Entity with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) transmit by mail to all Registered Noteholders, as their names and addresses appear in the Note Register within thirty (30) days after the filing thereof with the Indenture Trustee, such summaries of any information, documents and reports required to be filed by the Issuing Entity pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Section 8.06 Monthly Noteholders’ Statement. On each Determination Date the Issuing Entity will, in cooperation with the Servicer of the Master Trust and the Servicer under the Transfer and Servicing Agreement, complete and deliver to the Indenture Trustee and the Master Trust Trustee (with a copy to each Note Rating Agency), a Monthly Noteholders’ Statement.

On each Payment Date, the Indenture Trustee shall make the Monthly Noteholders’ Statement available electronically and, with the consent or at the direction of the Issuing Entity, such other information regarding the Notes and/or the Collateral as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee or its agent to such Person upon receipt by the Indenture Trustee from such Person of a certification in a form acceptable to the Indenture Trustee; provided, however, that the Indenture Trustee or its agent shall provide such password to the parties to this Indenture and each Note Rating Agency without requiring such certification; provided, further, however, that the Indenture Trustee shall have no obligation to provide such information described in this Section 8.06 until it has received the requisite information from the Issuing Entity or the Servicer, as applicable. The Indenture Trustee will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be initially located at “www.ctslink.com” or at such other address as shall be specified by the Indenture Trustee from time to time in writing to each Note Rating Agency, each Noteholder and the parties to this Indenture and to the Transfer and Servicing Agreement. In connection with providing access to the Indenture Trustee’s website, the Indenture Trustee may require registration and the acceptance of a disclaimer. Other than as set forth in Section 7.01 hereof, the Indenture Trustee shall not be liable for the electronic dissemination of information as contemplated by this Section.

Section 8.07 Payment Instruction to Master Trust.

(a) Promptly after the receipt by the Issuing Entity of each Monthly Servicer’s Certificate under the applicable Series Supplement, the Issuing Entity will, in cooperation with the Servicer, complete an applicable Payment Instruction and deliver a copy thereof to the Indenture Trustee and the Master Trust Trustee.

(b) From time to time, the Issuing Entity will notify the Servicer of the information necessary to be provided by the Issuing Entity under the applicable section of the applicable Pooling and Servicing Agreement as supplemented by any Series

Supplement to calculate the Invested Amount of the Collateral Certificate issued under such Pooling and Servicing Agreement.

[END OF ARTICLE VIII]

ARTICLE IX

INDENTURE SUPPLEMENTS; AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AND AMENDMENTS TO THE TRUST AGREEMENT

Section 9.01 Supplemental Indentures and Amendments Without Consent of Noteholders. Without the consent of the Holders of any Notes but with prior notice to each Note Rating Agency, the Collateral Agent and the Indenture Trustee, at any time and from time to time, upon delivery by the Issuing Entity to the Indenture Trustee and the Collateral Agent of an Officer’s Certificate to the effect that the Issuing Entity reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future, and, with respect to subsections (a), (b), (d), (f) through (j) and (l) through (n) of this Section 9.01, and upon delivery of an Issuing Entity Tax Opinion, the Issuing Entity may amend this Indenture, any Asset Pool Supplement, or any Indenture Supplement, or enter into one or more Asset Pool Supplements or Indenture Supplements, in form satisfactory to the Indenture Trustee and the Collateral Agent for any of the following purposes:

(a) to evidence the succession of another Entity to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity herein and in the Notes;

(b) to add to the covenants of the Issuing Entity, or to surrender any right or power herein conferred upon the Issuing Entity by this Indenture, for the benefit of the Holders of the Notes of any or all Series, Classes or Tranches (and if such covenants or the surrender of such right or power are to be for the benefit of less than all Series, Classes or Tranches of Notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified Series, Classes or Tranches of Notes);

(c) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture;

(d) to add to this Indenture such provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(e) to establish any form of Note, as provided in Article II, and to provide for the issuance of any Series, Class or Tranche of Notes as provided in Article III and to set forth the terms thereof, and/or to add to the rights of the Holders of the Notes of any Series, Class or Tranche;

(f) to evidence and provide for the acceptance of appointment by another corporation as a successor Indenture Trustee hereunder with respect to one or more

Series, Classes or Tranches of Notes and to add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to Section 7.11;

(g) to evidence and provide for the acceptance of appointment by another corporation as a successor Collateral Agent under the Asset Pool Supplement with respect to the relevant Asset Pool and to add to or change any of the provisions of such Asset Pool Supplement as will be necessary to provide for or facilitate the administration of the trusts under such Asset Pool Supplement by more than one Collateral Agent, to the extent provided for in such Asset Pool Supplement;

(h) to add any additional Early Amortization Events or Events of Default in respect of the Notes of any or all Series, Classes or Tranches (and if such additional Events of Default are to be in respect of less than all Series, Classes or Tranches of Notes, stating that such Events of Default are expressly being included solely for the benefit of one or more specified Series, Classes or Tranches of Notes);

(i) to provide for the consolidation of any Master Trust and the Issuing Entity into a single Entity or the transfer of assets in such Master Trust to the Issuing Entity after the termination of all Series of Investor Certificates (other than the related Collateral Certificate or Certificates);

(j) if the Transferor under the Transfer and Servicing Agreement or any Pooling and Servicing Agreement is replaced under, the Transfer and Servicing Agreement or any such Pooling and Servicing Agreement, or one or more additional Beneficiaries under the Trust Agreement are added to, or replaced under, the Trust Agreement, to make any necessary changes to the Indenture or any other related document;

(k) to establish an Asset Pool and to set forth the terms thereof, including the designation of Collateral thereto, and/or to add to the rights of the Holders of Notes of any Series, Class or Tranche secured by an Asset Pool;

(l) to provide for additional or alternative forms of credit enhancement for any Tranche of Notes;

(m) to comply with any regulatory, accounting or tax laws; or

(n) to qualify for sale treatment under generally accepted accounting principles in effect prior to November 15, 2009.

Additionally, notwithstanding any provision of this Article IX to the contrary and in addition to (a) through (n) above, this Indenture, including any Indenture Supplement or any Asset Pool Supplement, may also be amended without the consent of the Indenture Trustee, the Collateral Agent or any of the Noteholders, upon delivery of an Issuing Entity Tax Opinion for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture, any Indenture Supplement or any Asset Pool Supplement or of modifying in any manner the rights of the Holders of the Notes under this Indenture, any Indenture Supplement or any Asset Pool Supplement;

provided, however, that (i) the Issuing Entity shall deliver to the Indenture Trustee, the Collateral Agent and the Owner Trustee an Officer’s Certificate to the effect that the Issuing Entity reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future and that such amendment does not adversely affect the rights, duties, benefits, protections, privileges or immunities of the Indenture Trustee or the applicable Collateral Agent and (ii) each Note Rating Agency confirms in writing that such amendment will not cause a Ratings Effect.

Section 9.02 Supplemental Indentures with Consent of Noteholders. In addition to any amendment permitted pursuant to Section 9.01 hereof, with prior notice to each applicable Note Rating Agency and the consent of Holders of more than 66 2⁄3% in Outstanding Dollar Principal Amount of each Series, Class or Tranche of Notes affected by such amendment of this Indenture, including any Asset Pool Supplement and any Indenture Supplement, by Act of said Holders delivered to the Issuing Entity, the Collateral Agent and the Indenture Trustee, the Issuing Entity, the Collateral Agent and the Indenture Trustee, as applicable, upon delivery of an Issuing Entity Tax Opinion, may enter into an amendment of this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes of each such Series, Class or Tranche under this Indenture or any Indenture Supplement; provided, however, that no such amendment of an Indenture Supplement will, without the consent of the Holder of each Outstanding Note affected thereby:

(a) change the scheduled payment date of any payment of interest on any Note, or change a Scheduled Principal Payment Date or Legal Maturity Date of any Note;

(b) reduce the Stated Principal Amount of, or the interest rate on any Note, or change the method of computing the Outstanding Dollar Principal Amount, the Adjusted Outstanding Dollar Principal Amount or the Nominal Liquidation Amount in a manner that is adverse to the Holder of any Note;

(c) impair the right to institute suit for the enforcement of any payment on any Note;

(d) reduce the percentage in Outstanding Dollar Principal Amount of the Outstanding Notes of any Series, Class or Tranche of Notes, the consent of whose Holders is required for any such Indenture Supplement, or the consent of whose Holders is required for any waiver of compliance with the provisions of this Indenture or of defaults hereunder and their consequences, provided for in this Indenture;

(e) modify any of the provisions of this Section or Section 6.18, except to increase any percentage of Holders required to consent to any such amendment or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(f) permit the creation of any lien or other encumbrance on the Collateral of any Asset Pool that secures any Tranche of Notes that is prior to the lien in favor of the Holders of the Notes of such Tranche;

(g) change any Place of Payment where any principal of, or interest on, any Note is payable, unless otherwise provided in the applicable Indenture Supplement;

(h) change the method of computing the amount of principal of, or interest on, any Note on any date; or

(i) make any other amendment not permitted by Section 9.01.

An amendment of this Indenture or an Indenture Supplement which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series, Classes or Tranches of Notes, or which modifies the rights of the Holders of Notes of any such Series, Class or Tranche with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture of the Holders of Notes of any other Series, Class or Tranche.

It will not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed amendment or Indenture Supplement, but it will be sufficient if such Act approves the substance thereof.

Section 9.03 Execution of Amendments and Indenture Supplements. In executing or accepting the additional trusts created by any amendment of this Indenture or Indenture Supplement permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee and the Collateral Agent will be entitled to receive, and (subject to Section 7.01 or the applicable provisions of the Asset Pool One Supplement) will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or Indenture Supplement is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Indenture Trustee and the Collateral Agent may, but will not (except to the extent required in the case of an amendment or Indenture Supplement entered into under subsection 9.01(d), 9.01(f) or 9.01(g)) be obligated to, enter into any such amendment or Indenture Supplement which affects the Indenture Trustee’s or the Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04 Effect of Amendments and Indenture Supplements. Upon the execution of any amendment of this Indenture or Indenture Supplement under this Article IX, this Indenture will be modified in accordance therewith with respect to each Series, Class or Tranche of Notes affected thereby, or all Notes, as the case may be, and such amendment or Indenture Supplement will form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder will be bound thereby to the extent provided therein.

Section 9.05 Conformity with Trust Indenture Act. Every amendment of this Indenture or an Indenture Supplement executed pursuant to this Article IX will conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06 Reference in Notes to Indenture Supplements. Notes authenticated and delivered after the execution of any amendment of this Indenture or an Indenture Supplement pursuant to this Article IX may, and will if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such amendment or Indenture Supplement. If the Issuing Entity so determines, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuing Entity, to any such amendment or Indenture Supplement may be prepared and executed by the Issuing Entity and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 9.07 Amendments to the Pooling and Servicing Agreement. By their acceptance of a Note, the Noteholders will be deemed to have acknowledged that the Transferor, JPMCB and the Master Trust Trustee may amend the applicable Pooling and Servicing Agreement and any supplement thereto without the consent of the Holders of any Investor Certificates (including the Issuing Entity) or any Noteholder, so long as such amendment or supplement would not materially adversely affect the interests of the Holders of any Investor Certificates.

For purposes of any vote or consent under a Pooling and Servicing Agreement, or any supplement thereto, with respect to certain actions requiring the consent or direction of Investor Certificateholders holding a specified percentage of the aggregate unpaid amount outstanding of Investor Certificates (whether by number of Series or percentage of all outstanding Investor Certificates depending on the manner of voting or consenting on such matter), including consenting to certain amendments and terminating the related Master Trust, the Issuing Entity, as holder of the Collateral Certificate, shall be deemed to be an Investor Certificateholder under such Pooling and Servicing Agreement, and will be deemed to have voted in accordance with the Investor Certificateholders holding a majority of the aggregate Invested Amount outstanding of such Investor Certificates which are entitled to vote or consent on such matter; provided, however, that in the event Investor Certificateholders holding equal portions of the Invested Amount outstanding of such Investor Certificates vote in the positive and in the negative, without taking into consideration the vote of the Issuing Entity, as holder of such Collateral Certificate, the Issuing Entity shall be deemed to vote in the negative; provided further, that if the Collateral Certificate is the sole Investor Certificate outstanding entitled to vote or consent on such matter, the Issuing Entity, as holder thereof, will be deemed to have voted in the negative.

Section 9.08 Amendments to the Trust Agreement.

(a) Subject to the provisions of the Trust Agreement, without the consent of the Holders of any Notes or the Indenture Trustee, the Owner Trustee (at the written direction of the Beneficiary) and the Beneficiary may amend the Trust Agreement so long as such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future.

(b) Subject to the provisions of the Trust Agreement, (A) in the case of a significant change in the permitted activities of the Issuing Entity which is not materially adverse to the Holders of the Notes, with the consent of the Majority Holders of the Notes of each Class or Tranche of Notes affected by such change, and (B) in all other cases, with the consent of the Holders of more than 66 2⁄3% in Outstanding Dollar Principal Amount of the Outstanding Notes affected by such amendment, by action of said Holders delivered to Chase Card Funding and the Owner Trustee (at the written direction of the Beneficiary), the Beneficiary may amend the Trust Agreement for the purpose of adding, changing or eliminating any provisions of the Trust Agreement or of modifying the rights of those Noteholders.

[END OF ARTICLE IX]

ARTICLE X

REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUING ENTITY

Section 10.01 Payment of Principal and Interest. With respect to each Series, Class or Tranche of Notes, the Issuing Entity will duly and punctually pay the principal of and interest on such Notes in accordance with their terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Notes of such Series, Class or Tranche.

Section 10.02 Maintenance of Office or Agency. The Issuing Entity will maintain an office or agency in each Place of Payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuing Entity in respect of the Notes and this Indenture may be served. The Issuing Entity will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of such office or agency. If at any time the Issuing Entity will fail to maintain such office or agency or fails to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuing Entity hereby appoints the Indenture Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuing Entity may also from time to time designate one or more other offices or agencies where the Notes of one or more Series, Classes or Tranches may be presented or surrendered for any or all of such purposes specified above and may constitute and appoint one or more Paying Agents for the payments of such Notes, in one or more other cities, and may from time to time rescind such designations and appointments; provided, however, that no such designation, appointment or rescission shall in any matter relieve the Issuing Entity of its obligations to maintain an office or agency in each Place of Payment for Notes of any Series, Class or Tranche for such purposes. The Issuing Entity will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless and until the Issuing Entity rescinds one or more of such appointments, the Issuing Entity hereby appoints the Indenture Trustee, at its principal office, as its Paying Agent in St. Paul, Minnesota with respect to all Series, Classes and Tranches of Notes having a Place of Payment in the City of St. Paul, Minnesota.

Section 10.03 Money for Note Payments to be Held in Trust. The Paying Agent, on behalf of the Indenture Trustee, will make distributions to Noteholders from the Collection Account of Asset Pool One or other applicable Bank Account pursuant to the provisions of the Asset Pool One Supplement or any Indenture Supplement and will report the amounts of such distributions to the Indenture Trustee. Any Paying Agent will have the revocable power to withdraw funds from the Collection Account of Asset Pool One or other applicable Bank Account for the purpose of making such distributions. The Indenture Trustee may revoke such power and remove the Paying Agent if the Indenture Trustee determines in its sole discretion that the Paying Agent has failed to perform its obligations under this Indenture or any Indenture Supplement in any material respect. The Paying Agent upon removal will return all funds in its possession to the Indenture Trustee.

The Issuing Entity will cause each Paying Agent (other than the Indenture Trustee) for any Series, Class or Tranche of Notes to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent will agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it so agrees), subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it or deposited with it or on its behalf, for the payment of principal of or interest on Notes of such Series, Class or Tranche in trust for the benefit of the Persons entitled thereto until such sums will be paid to such Persons or otherwise disposed of as herein provided;

(b) if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee notice of any default by the Issuing Entity (or any other obligor upon the Notes of such Series, Class or Tranche) in the making of any such payment of principal or interest on the Notes of such Series, Class or Tranche;

(c) if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d) immediately resign as a Paying Agent and, if such Paying Agent is not the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards described in this Section required to be met by a Paying Agent at the time of its appointment; and

(e) comply with all requirements of the Internal Revenue Code or any other applicable tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any Series, Class or Tranche of Notes or for any other purpose, pay, or by an Officer’s Certificate direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Issuing Entity or such Paying Agent in respect of each and every Series, Class or Tranche of Notes as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Issuing Entity in respect of all Notes, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Issuing Entity or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent will be released from all further liability with respect to such money.

Any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Issuing Entity, in trust for the payment of the principal of or interest on any Note of any Series, Class or Tranche and remaining unclaimed for two years after such principal or interest has become due and payable will be paid to the Issuing Entity upon request in an Officer’s Certificate, or (if then held by the Issuing Entity) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Issuing Entity for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuing Entity as trustee thereof, will thereupon cease. The Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuing Entity give to the Holders of the Notes as to which the money to be repaid was held in trust, as provided in Section 1.06, a notice that such funds remain unclaimed and that, after a date specified in the notice, which will not be less than thirty (30) days from the date on which the notice was first mailed or published to the Holders of the Notes as to which the money to be repaid was held in trust, any unclaimed balance of such funds then remaining will be paid to the Issuing Entity free of the trust formerly impressed upon it.

Each Paying Agent will at all times have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by a United States federal or state authority or be regulated by or subject to the supervision or examination of a governmental authority of a nation that is member of the Organization for Economic Co-operation and Development. If such Paying Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Paying Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition as so published.

Section 10.04 Statement as to Compliance. The Issuing Entity will deliver to the Indenture Trustee and the Note Rating Agencies, on or before April 30 of each year, a written statement signed by an Issuing Entity Authorized Officer stating that:

(a) a review of the activities of the Issuing Entity during the prior year and of the Issuing Entity’s performance under this Indenture and under the terms of the Notes has been made under such Issuing Entity Authorized Officer’s supervision; and

(b) to the best of such Issuing Entity Authorized Officer’s knowledge, based on such review, the Issuing Entity has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant (without regard to any grace period or requirement of notice), specifying each such default known to such Issuing Entity Authorized Officer and the nature and status thereof.

Section 10.05 Legal Existence. The Issuing Entity will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

Section 10.06 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuing Entity will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 10.07 Compliance with Laws. The Issuing Entity will comply with the requirements of all applicable laws, the noncompliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuing Entity to perform its obligations under the Notes or this Indenture.

Section 10.08 Notice of Events of Default. The Issuing Entity agrees to give the Indenture Trustee and the Note Rating Agencies prompt written notice of each Event of Default hereunder and each breach on the part of the Master Trust, JPMCB or the Transferor of its respective obligations under the Pooling and Servicing Agreement and any default of a Derivative Counterparty.

Section 10.09 Certain Negative Covenants. The Issuing Entity will not:

(a) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law including foreign withholding);

(b) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee, the Collateral Agent and the Noteholders created by this Indenture and the Asset Pool Supplement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby;

(c) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the Indenture Trustee, the Collateral Agent and the Noteholders created by this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral designated for inclusion in an Asset Pool or any part thereof or any interest therein or the proceeds thereof;

(d) permit the lien in favor of the Indenture Trustee, the Collateral Agent and the Noteholders created by this Indenture and the Asset Pool Supplement not to constitute a valid first priority security interest in the Collateral designated for inclusion in an Asset Pool; or

(e) voluntarily dissolve or liquidate.

Section 10.10 No Other Business. The Issuing Entity will not engage in any business other than as permitted under the Trust Agreement.

Section 10.11 Rule 144A Information. For so long as any of the Notes of any Series, Class or Tranche are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Exchange Act, the Issuing Entity agrees to provide to any Noteholder of such Series, Class or Tranche and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Exchange Act.

Section 10.12 Performance of Obligations; Servicing of Receivables.

(a) The Issuing Entity will not take any action and will use commercially reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Trust Agreement, the Transfer and Servicing Agreement, the applicable Pooling and Servicing Agreement or such other instrument or agreement.

(b) The Issuing Entity will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Asset Pool One Supplement, any Indenture Supplement, the Trust Agreement and in the instruments and agreements (including but not limited to, the applicable Pooling and Servicing Agreement) relating to the Collateral designated for inclusion in each Asset Pool, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Trust Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided herein or therein, the Issuing Entity shall not waive, amend, modify, supplement or terminate this Indenture, any Indenture Supplement or the Trust Agreement or any provision thereof without the consent of the Majority Holders of the Notes of each adversely affected Series, Class or Tranche of Notes.

Section 10.13 Issuing Entity May Consolidate, Etc., Only on Certain Terms.

(a) The Issuing Entity shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger (A) shall be a Person organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, (B) shall not be subject to regulation as an “investment company” under the Investment Company Act and (C) shall expressly assume, by an Indenture Supplement, executed and delivered to the Indenture Trustee, in a form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance of every covenant of this Indenture on the part of the Issuing Entity to be performed or observed;

(ii) immediately after giving effect to such transaction, no Event of Default or Early Amortization Event shall have occurred and be continuing;

(iii) the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that (A) such consolidation or merger and such Indenture Supplement comply with this

Section 10.13, (B) all conditions precedent in this Section 10.13 relating to such transaction have been complied with (including any filing required by the Securities Exchange Act), and (C) such Indenture Supplement is duly authorized, executed and delivered and is valid, binding and enforceable against such Person;

(iv) the Issuing Entity shall have received written confirmation from each Note Rating Agency that there will be no Ratings Effect with respect to any Outstanding Notes as a result of such consolidation or merger;

(v) the Issuing Entity shall have received (and shall have delivered copies thereof to the Indenture Trustee) an Issuing Entity Tax Opinion and a Master Trust Tax Opinion, if applicable;

(vi) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vii) such action shall not be contrary to the status of the Issuing Entity as a qualifying special-purpose entity under SFAS 140 as in effect prior to November 15, 2009.

(b) The Issuing Entity shall not convey or transfer any of its properties or assets, including those included in the Collateral, substantially as an entirety to any Person, unless:

(i) the Person that acquires by conveyance or transfer the properties and assets of the Issuing Entity the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, or the District of Columbia, (B) expressly assume, by an Indenture Supplement, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein, (C) expressly agree by means of such Indenture Supplement that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) expressly agree by means of such Indenture Supplement that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Securities Exchange Act in connection with the Notes and (E) not be an “investment company” as defined in the Investment Company Act;

(ii) immediately after giving effect to such transaction, no Event of Default or Early Amortization Event shall have occurred and be continuing;

(iii) the Issuing Entity shall have received written confirmation from each Note Rating Agency that there will be no Ratings Effect with respect to any Outstanding Notes as a result of such conveyance or transfer;

(iv) the Issuing Entity shall have received (and shall have delivered copies thereof to the Indenture Trustee) an Issuing Entity Tax Opinion and a Master Trust Tax Opinion, if applicable;

(v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi) the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such Indenture Supplement comply with this Section 10.13 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Securities Exchange Act).

Section 10.14 Successor Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Issuing Entity substantially as an entirety in accordance with Section 10.13 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture with the same effect as if such Person had been named as the Issuing Entity herein. In the event of any such conveyance or transfer, the Person named as the Issuing Entity in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section 10.14 shall be released from its obligations under this Indenture as issued immediately upon the effectiveness of such conveyance or transfer, provided that the Issuing Entity shall not be released from any obligations or liabilities to the Indenture Trustee or the Noteholders arising prior to such effectiveness.

Section 10.15 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Trust Agreement, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 10.16 Capital Expenditures. The Issuing Entity shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 10.17 Restricted Payments. The Issuing Entity shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity or to the Servicer,

(ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuing Entity may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Trust Agreement and (y) payments to the Indenture Trustee pursuant to Section 7.07 hereof and payments to the Collateral Agent pursuant to the Asset Pool One Supplement. The Issuing Entity will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture or any Indenture Supplement.

Section 10.18 No Borrowing. The Issuing Entity will not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any additional indebtedness, except pursuant to a subordinated note or as otherwise provided in the Issuing Entity’s charter documents.

[END OF ARTICLE X]

ARTICLE XI

EARLY AMORTIZATION OF NOTES

Section 11.01 Applicability of Article. Unless otherwise specified in the applicable Indenture Supplement related to a Series, Class or Tranche of Notes, pursuant to the terms of this Article XI, the Issuing Entity will redeem and pay, provided that funds are available, each affected Series, Class or Tranche of Notes upon the occurrence of any Early Amortization Event. Unless otherwise specified in the applicable Indenture Supplement relating to a Series, Class or Tranche of Notes, or in the form of Notes for such Series, Class or Tranche, the following are “Early Amortization Events”:

(a) the occurrence of an Event of Default and acceleration of the Notes of a Series, Class or Tranche pursuant to Article VI hereof;

(b) with respect to any Series, Class or Tranche of Notes, the occurrence of the Scheduled Principal Payment Date of such Series, Class or Tranche of Notes;

(c) the Issuing Entity becomes an investment company within the meaning of the Investment Company Act;

(d) JPMCB or the Transferor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against JPMCB or the Transferor; or JPMCB or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(e) with respect to any Series, Class or Tranche of Notes, any additional Early Amortization Event specified in the Indenture Supplement for such Series, Class or Tranche of Notes as applying to such Series, Class or Tranche of Notes.

The repayment price of a Tranche of Notes so redeemed will equal the Outstanding Dollar Principal Amount of such Tranche, plus accrued but unpaid interest and any additional interest to but excluding the date of repayment, the payment of which will be subject to the allocations, deposits and payments sections of the Asset Pool One Supplement and Indenture Supplement.

If the Issuing Entity is unable to pay the repayment price in full on the Principal Payment Date following the end of the Monthly Period in which the Early Amortization Event occurs, monthly payments on such Tranche of Notes will thereafter be made on each following Principal Payment Date until the Outstanding Dollar Principal

Amount of such Series, Class or Tranche of Notes, plus all accrued, past due and additional interest, is paid in full or the Legal Maturity Date occurs, whichever is earlier, subject to the allocations, deposits and payments sections of the Asset Pool One Supplement and any Indenture Supplement. Any funds in any Supplemental Bank Account for a repaid Tranche will be applied to make the principal and interest payments on that Tranche on the repayment date, subject to the allocations, deposits and payments provisions of the Asset Pool One Supplement and any Indenture Supplement.

Section 11.02 Optional Repurchase. Unless otherwise provided in the applicable Indenture Supplement for a Series, Class or Tranche of Notes, the Servicer has the right, but not the obligation, to redeem a Series, Class or Tranche of Notes in whole but not in part on any Payment Date on or after the Payment Date on which the aggregate Outstanding Dollar Principal Amount (after giving effect to all payments on such Payment Date) of such Series, Class or Tranche of Notes is reduced to less than 10% of its highest Outstanding Dollar Principal Amount at any time; provided, however, that if such Class or Tranche of Notes to be redeemed is of a Subordinated Class or Tranche of Notes, the Servicer will not redeem such Notes if the provisions of the related Indenture Supplement would prevent the payment of such Subordinated Notes until a level of prefunding of the Principal Funding Accounts for the Senior Classes of Notes for that Series of Notes has been reached such that the amount of such deficiency in the required subordination of a Senior Class of Notes is no longer required to provide subordination protection for the Senior Classes of that Series.

If the Servicer elects to redeem a Series, Class or Tranche of Notes, it will cause the Issuing Entity to notify the Holders of such redemption at least thirty (30) days prior to the redemption date. Unless otherwise specified in the Indenture Supplement or Terms Document applicable to the Notes to be so redeemed, the redemption price of a Series, Class or Tranche of Notes so redeemed will equal 100% of the Outstanding Dollar Principal Amount of such Tranche of Notes, plus accrued but unpaid interest and any additional interest on such Tranche of Notes to but excluding the date of redemption, the payment of which will be subject to the allocations, deposits and payments sections of the Asset Pool One Supplement and such Indenture Supplement.

If the Issuing Entity is unable to pay the redemption price in full on the redemption date for any Series, Class or Tranche of Notes, monthly payments on such Series, Class or Tranche of Notes will thereafter be made until either the Outstanding Dollar Principal Amount of such Series, Class or Tranche of Notes, plus all accrued, unpaid and additional interest, is paid in full or the Legal Maturity Date occurs, whichever is earlier, subject to Article V, Article VI and the allocations, deposits and payments sections of the related Indenture Supplement. Any funds in any Supplemental Bank Account for a Tranche of Notes to be redeemed will be applied to make the principal and interest payments on that Tranche on the redemption date in accordance with the related Indenture Supplement. Principal payments on redeemed Tranches to be redeemed will be made in accordance with the related Indenture Supplement.

Section 11.03 Notice. Promptly after the occurrence of any Early Amortization Event or a redemption pursuant to Section 11.02, the Issuing Entity will notify the Indenture Trustee and the Note Rating Agencies in writing of the identity, Stated Principal Amount and Outstanding Dollar Principal Amount of the affected Series, Class or Tranche of Notes to be redeemed. Notice of redemption will promptly be given as provided in Section 1.06. All notices of redemption will state (a) the date on which the redemption of the applicable Series, Class or Tranche of Notes pursuant to this Article XI will begin, which will be the Principal Payment Date next following the end of the Monthly Period in which the applicable Early Amortization Event or redemption pursuant to Section 11.02 occurs, (b) the repayment price for such Series, Class or Tranche of Notes and (c) the Series, Class or Tranche of Notes to be redeemed pursuant to this Article XI.

[END OF ARTICLE XI]

ARTICLE XII

MISCELLANEOUS

Section 12.01 No Petition. The Indenture Trustee, by entering into this Indenture, each Derivative Counterparty, by accepting its rights as a third-party beneficiary hereunder, each Supplemental Credit Enhancement Provider or Supplemental Liquidity Provider, as applicable, by accepting its rights as a third-party beneficiary hereunder, and each Noteholder, by accepting a Note, agrees or is deemed to have agreed, to the fullest extent permitted by applicable law, that it will not at any time institute against any Master Trust, Chase Card Funding or the Issuing Entity, or join in any institution against any Master Trust, Chase Card Funding or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, any Derivative Agreement, any Supplemental Credit Enhancement Agreement and any Supplemental Liquidity Agreement.

Section 12.02 Trust Obligations. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee in its individual capacity, (ii) JPMCB, (iii) any owner of a beneficial interest in the Issuing Entity or (iv) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee in its individual capacity, JPMCB, any holder of a beneficial interest in the Issuing Entity or the Owner Trustee or of any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity).

Section 12.03 Limitations on Liability.

(a) None of the Indenture Trustee, the Owner Trustee, JPMCB, Chase Card Funding or any other beneficiary of the Issuing Entity or any of their respective officers, directors, employers or agents will have any liability with respect to this Indenture, and recourse of any Noteholder may be had solely to the Collateral designated for inclusion in Asset Pool One and pledged to secure the applicable Notes.

(b) It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally but solely as Owner Trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuing Entity, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuing Entity in this Indenture and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Indenture or any other related documents.

Section 12.04 Tax Treatment. The Issuing Entity and the Noteholders agree that the Notes are intended to be debt for federal, state and local income and franchise tax purposes and agree to treat the Notes accordingly for all such purposes, unless otherwise required by a taxing authority.

Section 12.05 Actions Taken by the Issuing Entity. Any and all actions that are to be taken by the Issuing Entity may be taken by the Beneficiary, the Administrator or the Owner Trustee on behalf of the Issuing Entity.

Section 12.06 Alternate Payment Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuing Entity, with the written consent of the Indenture Trustee, may enter into any agreement with any Holder of a Note providing for a method of payment or notice that is different from the methods provided for in this Indenture for such payments or notices. The Issuing Entity will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments or notices, as applicable, to be made in accordance with such agreements.

Section 12.07 Termination of Issuing Entity. The Issuing Entity and the respective obligations and responsibilities of the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in subsection 12.08(b), as provided in the Trust Agreement.

Section 12.08 Final Distribution.

(a) The Servicer shall give the Indenture Trustee written notice of the Payment Date on which the Noteholders of any Series, Class or Tranche of Notes may surrender their Notes for payment of the final distribution on and cancellation of such Notes at least two (2) Business Days prior to the fifth day of the month in which the final distribution is to occur with respect to such Notes. Not later than the fifth day of the month in which the final distribution in respect of such Series, Class or Tranche of Notes is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such Series, Class or Tranche specifying (i) the date upon which final payment of such Series, Class or Tranche of Notes will be made upon presentation and surrender of Notes of such Series, Class or Tranche at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. The Indenture Trustee shall give such notice to the Note Registrar and the Paying Agent at the time such notice is given to Noteholders.

(b) Notwithstanding a final distribution to the Holders of any Series, Class or Tranche of Notes (or the termination of the Issuing Entity), except as otherwise provided in this clause, all funds then on deposit in any Bank Account allocated to such Noteholders shall continue to be held in trust by the Paying Agent or the Indenture Trustee for the benefit of such Noteholders, and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated. In the event that all such Noteholders shall not surrender their Notes for cancellation within 6 months after the date specified in the notice from the Indenture Trustee described in paragraph (a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Notes, shall be outside the United States). If within one year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account or any Supplemental Bank Account held for the benefit of such Noteholders. The Indenture Trustee and the Paying Agent shall pay to the Issuing Entity any monies held by them for the payment of principal or interest that remains unclaimed for 2 years. After payment to the Issuing Entity, Noteholders entitled to the money must look to the Issuing Entity for payment as unsecured general creditors unless an applicable abandoned property law designates another Person.

Section 12.09 Termination Distributions. Upon the termination of the Issuing Entity pursuant to the terms of the Trust Agreement, the Indenture Trustee shall release, assign and convey to the Beneficiary or any of its designees, without recourse, representation or warranty, all of its right, title and interest in the Collateral designated for inclusion in an Asset Pool, whether then existing or thereafter created, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in any Bank Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to subsection 12.08(b). The Indenture Trustee shall execute and deliver such instruments of transfer and assignment as shall be provided to it, in each case without recourse, as shall be reasonably requested by the Beneficiary to vest in the Beneficiary or any of its designees all right, title and interest which the Indenture Trustee had in the Collateral and such other property designated for inclusion in an Asset Pool.

Section 12.10 Derivative Counterparty, Supplemental Credit Enhancement Provider and Supplemental Liquidity Provider as Third-Party Beneficiary. Each Derivative Counterparty, Supplemental Credit Enhancement Provider and Supplemental Liquidity Provider is a third-party beneficiary of this Indenture to the extent specified in the applicable Derivative Agreement, Supplemental Credit Enhancement Agreement, Supplemental Liquidity Agreement or Indenture Supplement.

Section 12.11 Notices. All demands, notices, instructions, directions and communications under this Indenture shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission or electronic mail:

(a) in the case of the Issuing Entity, to:

Chase Issuance Trust
c/o Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890-1600
Attention: Corporate Trust Administration

with a copy to:

Chase Card Funding LLC
201 North Walnut Street
Wilmington, Delaware 19801
Attention: Patricia Garvey
Email: patricia.m.garvey@chase.com

with a copy to:

JPMorgan Chase Bank, National Association
201 North Walnut Street
Wilmington, Delaware 19801
Attention: Maria Laura Sarcone
Email: maria.laura.sarcone@jpmorgan.com

with a copy to:

JPMorgan Chase Bank, National Association
277 Park Avenue, 11th Floor
New York, New York 10172
Attention: Brent Barton
Email: brent.barton@jpmchase.com

(b) in the case of the Indenture Trustee or the Collateral Agent, to:

Computershare Trust Company, National Association
1505 Energy Park Drive
St. Paul, Minnesota 55108
Email: kristen.walters@computershare.com

(c) in the case of each party, at such other address, attention party or email address as shall be designated by such party in a written notice to each other party.

Section 12.12 No Asset Pool Other Than Asset Pool One.

Notwithstanding anything to the contrary herein or in any other Transaction Document as such term is defined in the Transfer and Servicing Agreement), there shall be no Asset Pool other than Asset Pool One designated or established pursuant to any of the Transaction Documents.

[END OF ARTICLE XII]

ARTICLE XIII

COMPLIANCE WITH REGULATION AB

Section 13.01 Intent of Parties; Reasonableness. The Issuing Entity and the Indenture Trustee acknowledge and agree that the purpose of this Article XIII is to facilitate compliance with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor and JPMCB shall not exercise their right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Securities Exchange Act and the rules and regulations of the Commission thereunder (or with respect to a private offering for which comparable disclosure is required). The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Transferor and JPMCB for information regarding the Indenture Trustee which is required in order to enable the Transferor and JPMCB to comply with the provisions of Regulation AB, including Items 1103(a)(1), 1109(a), 1109(b), 1117, 1118, 1119 and 1122 of Regulation AB, as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under this Indenture or any other Transaction Document.

Section 13.02 Additional Representations and Warranties of the Indenture Trustee. The Indenture Trustee shall be deemed to represent to the Transferor and JPMCB, as of the date on which information is provided to the Transferor and JPMCB under Section 13.03 that, except as disclosed in writing to the Transferor and JPMCB prior to such date to the best of its knowledge: (i) neither the execution, delivery and performance by the Indenture Trustee of this Indenture or any other Transaction Document, the performance by the Indenture Trustee of its obligations under this Indenture or any other Transaction Document nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture or any other Transaction Document, or of any judgment or order applicable to the Indenture Trustee; and (ii) there are no proceedings pending or threatened against the Indenture Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Indenture Trustee to enter into this Indenture or any other Transaction Document or to perform its obligations under this Indenture or any other Transaction Document.

Section 13.03 Information to be Provided by the Indenture Trustee. The Indenture Trustee shall provide such information regarding the Indenture Trustee which is required in order to enable the Transferor and JPMCB to comply with the provisions of Regulation AB, including Items 1103(a)(1), 1109(a), 1109(b), 1117, 1118, 1119 and 1122 of Regulation AB (or for any private offering utilizing an offering document disclosure comparable to that required under the Securities Act) no later than three (3) Business Days before each Most Recent Quarterly Filing Date in the form attached hereto as Exhibit E, or such other form as may mutually be agreed upon, and as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information.

The Indenture Trustee shall provide to the Transferor and JPMCB, in writing, any updates to the information regarding the Indenture Trustee as is required for the purpose of compliance with Items 1109(a), 1109(b), 1117, 1118, 1119 and 1122 of Regulation AB, no later than three (3) Business Days before each Most Recent Quarterly Filing Date and as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information.

The Indenture Trustee’s obligations to provide disclosure required by Item 1119 of Regulation AB pursuant to this Section 13.03 shall be deemed satisfied if the Indenture Trustee provides a description of any affiliation or material relationship between (a) the Indenture Trustee, on the one hand, and (b) those parties to the Securitization Transaction as are identified by the Transferor and JPMCB in writing, on the other.

Section 13.04 Report on Assessment of Compliance and Attestation; Annual Certification; Notice of Repurchase Requests.

(a) On or before March 1 of each calendar year, commencing in 2007, the Indenture Trustee shall:

(i) deliver to the Transferor and JPMCB a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Securities Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Transferor and JPMCB and signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit D, as may be amended from time to time by the parties hereto; provided, that the requirement of Section 9.01 that each Note Rating Agency confirms in writing that an amendment will not cause a Ratings Effect shall not apply to such an amendment of Exhibit D;

(ii) deliver to the Transferor and JPMCB a report of a registered public accounting firm reasonably acceptable to the Transferor and JPMCB that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Securities Exchange Act; and

(iii) deliver to the Transferor, JPMCB and any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Issuing Entity or the Transferor with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit C, or such other form as may mutually be agreed upon.

(b) The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(c) Within thirty (30) days of receipt, JPMCB shall provide a copy of all reports prepared and delivered pursuant to this Section 13.04 to each Note Rating Agency.

(d) Upon receipt of any Repurchase Request, the Indenture Trustee shall provide prompt written notice thereof to the Transferor and JPMCB.

(e) Not later than the fifth (5th) Business Day of each month (or, if such day is not a Business Day, the immediately following Business Day) in which the Notes are subject to continuing obligations for filing of reports on Form 10-D, the Indenture Trustee shall provide to the Transferor and JPMCB a certificate in substantially the form of Exhibit F with respect to any Repurchase Requests received by the Indenture Trustee during the immediately preceding calendar month requesting that any receivable be repurchased.

Section 13.05 Asset Representations Review.

(a) For public offerings of Notes that are issued pursuant to Commission Form SF-3, JPMCB, as Sponsor, shall select and appoint an asset representations reviewer (the “Reviewer”) that shall not be (i) affiliated with JPMCB, the Transferor, the Servicer, the Owner Trustee or the Indenture Trustee or any of their affiliates or (ii) any party or an affiliate of any party hired by JPMCB or the underwriter of any Series, Class or Tranche of Notes to perform any pre-closing due diligence review of the Receivables for any Series, Class or Tranche of Notes.

(b) The Reviewer shall perform a review (an “Asset Representations Review”) of each Receivable of which any amount was sixty (60) or more days past due as reported in the most recent Form 10-D of the Issuing Entity, which is designed to determine instances of non-compliance with asset related representations and warranties in accordance with the terms and provisions of the Asset Representations Review Agreement if:

(i) A Delinquency Trigger Breach shall have occurred; and

(ii) The Certified Note Owners vote to direct a review, pursuant to the processes specified in subsection 8.04(b) or subsection 8.04(d)(ii).

If clauses (i) and (ii) above are satisfied, the Indenture Trustee shall deliver a notice to the Reviewer (a “Review Notice”), substantially in the form attached hereto as Exhibit G or such other form as the Indenture Trustee may determine, stating that the conditions for an Asset Representations Review have been satisfied and that the Reviewer should commence the Asset Representations Review. The Reviewer shall provide a report to the Indenture Trustee, the Issuing Entity, the Transferor, the Sponsor and the Servicer in accordance with Section 3.5 of the Asset Representations Review

Agreement, and a summary of that report, prepared by the Reviewer, shall be included in the Form 10-D filed with respect to the reporting period in which the report was received.

(c) The Reviewer will not resign as Reviewer unless it (i) determines it is not eligible to be the Reviewer under Section 13.05(a) or (ii) is legally unable to act or perform its obligations under the Asset Representations Review Agreement and there is no reasonable action that it could take to make the performance of its obligations under the Asset Representations Review Agreement permitted under applicable law. No resignation or removal of the Reviewer will be effective, and the Reviewer will continue to perform its obligations under the Asset Representations Review Agreement, until a successor Reviewer has accepted its engagement in accordance with the Asset Representations Review Agreement.

Section 13.06 Dispute Resolution.

(a) If, in accordance with Section 2.05 or Section 2.06 of the Transfer and Servicing Agreement, a request is made to the Transferor to repurchase or accept reassignment of a Receivable (a “Repurchase Request”) and such Repurchase Request has not been resolved within one hundred and fifty (150) days following the receipt of such request by the Transferor, then the Indenture Trustee or other transaction participant who submitted such Repurchase Request (the “Requesting Party”) shall have the right to refer the matter within thirty (30) days to either mediation (or non-binding arbitration) or arbitration, and the Transferor (the “Responding Party”) shall agree to the selected resolution method.

(b) If mediation is selected, the Requesting Party may refer an unresolved Repurchase Request to mediation (or non-binding arbitration) with the Responding Party administered by a nationally recognized arbitration or mediation organization selected by the Transferor (an “Organization”), in accordance with the Organization’s commercial mediation rules then in effect (the “Mediation Rules”), by filing a request for mediation (or non-binding arbitration) with the Organization in accordance with the Mediation Rules. The Requesting Party and the Responding Party shall jointly appoint the mediator within thirty (30) days from the date of the request for mediation (or non-binding arbitration). In the event the mediator is not timely appointed, he or she shall be appointed by the Organization. The mediation (or non-binding arbitration) shall be conducted in New York, New York. Any dispute not resolved in writing prior to the termination of the mediation (or non-binding arbitration may) be resolved in litigation as set forth in subsection 13.06(d). The parties shall mutually determine the allocation of any expenses of the mediation (or non-binding arbitration), provided that, if they cannot reach a mutual determination, the expenses of the mediation (or non-binding arbitration) shall be borne equally by the parties. The parties agree that the mediation (or non-binding arbitration), and all information disclosed therein, shall be confidential information exchanged for the purposes of settlement, and that the information and communications exchanged in the mediation (or non-binding arbitration) shall be privileged and shall not be used or disclosed in any legal or arbitral proceeding, except as otherwise required by applicable law.

(c) If the Requesting Party selects to refer an unresolved Repurchase Request to arbitration, the Repurchase Request shall be resolved by final and arbitration administered by the Organization in accordance with its commercial arbitration rules then in effect (the “Arbitration Rules”), except as modified herein. The arbitral tribunal shall not have jurisdiction to consider any class action or class claim, or any claim other than the resolution of the Repurchase Request, except that the arbitral tribunal shall determine the allocation of any expenses of the arbitration, including attorney’s fees, costs and related expenses, to such extent and to such parties as it sees fit. The seat of arbitration shall be New York, New York. There shall be three arbitrators, of whom the Requesting Party shall appoint one in the demand for arbitration and the Responding Party shall appoint another in the answer. The two party-appointed arbitrators shall appoint the third arbitrator, who shall serve as the chairperson of the arbitral tribunal, within thirty (30) days of the date of appointment of the second arbitrator. Any arbitrator not timely appointed as provided herein shall be appointed by the Organization. Any arbitrator appointed by the Organization shall be a lawyer with at least 15 years of experience relating to securitizations or other complex commercial transactions and shall not have any actual or potential conflict of interest in deciding or hearing the dispute. The arbitrator shall have no authority to amend or modify the terms of this Indenture or the other Transaction Documents. In any arbitration, there shall be limited document discovery of specifically identified documents directly relevant and material to the matter in dispute, except as ordered by the arbitral tribunal upon good cause shown. There shall be no depositions. The parties consent that any arbitration pending hereunder may be consolidated with any other arbitration between them concerning another Repurchase Request for the purposes of efficiency and to avoid the possibility of inconsistent awards. An application for such consolidation may be made by the Requesting Party or the Responding Party to the arbitral tribunal for the earliest arbitration to be consolidated. Such arbitral tribunal shall, after providing all interested parties the opportunity to comment on such application, order that any such pending or contemplated arbitration be consolidated into a prior arbitration if it determines that the Repurchase Requests involve substantially identical assets or common questions of law or fact. The award of the arbitral tribunal in an arbitration shall be final and binding on the parties thereto, and may be enforced in any court of competent jurisdiction. Any arbitration hereunder shall be confidential, and the parties and their agents agree not to disclose to any third party the existence or status of the arbitration and all information made known and documents produced in the arbitration not otherwise in the public domain, and all awards arising from the arbitration, except and to the extent that disclosure is required by applicable law or is required to protect or pursue a legal right.

(d)  Subject to the right of the Requesting Party to submit a Repurchase Request to mediation (or non-binding arbitration) or arbitration as provided in subsection 13.06(b) or (c), any dispute relating to a Repurchase Request shall be submitted exclusively to the jurisdiction of the courts of the State of New York or the United States of America located in New York County, New York. In such action, the Requesting Party submits to the personal jurisdiction of such courts and all parties waive the right to a trial by jury to the greatest extent permitted by law.

Section 13.07 Investor Communications. With respect to any Notes issued publicly pursuant to Commission Form SF-3, the Issuing Entity agrees to include in the

Form 10-D filed, with respect to the Monthly Period during which such request was received, any request from a Noteholder or Certified Note Owner to communicate with other Noteholders or Note Owners related to the exercise of rights under the terms of this Indenture, the other Transaction Documents or the Notes, which communication may include, but shall be limited to, the information set forth in Section 8.02(d). As a condition precedent to the inclusion of any communication in a Form 10-D pursuant to this Section 13.07 and Section 8.02(d), Note Owners, other than Noteholders that are holders of definitive notes, must provide to the Issuing Entity, proof that such Note Owner qualifies as a “Certified Note Owner” pursuant to clause (a) of the definition thereof.

[END OF ARTICLE XIII]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

CHASE ISSUANCE TRUST

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Katie Longwell
Name: Katie Longwell
Title: Vice President

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee and as Collateral Agent and not in its individual capacity

By:	/s/ Scott Little
Name: Scott Little
Title: Vice President

Acknowledged and Accepted:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Servicer

By:	/s/ Maria Laura Sarcone
Name: Maria Laura Sarcone
Title: Managing Director

CHASE ISSUANCE TRUST

Fifth Amended and Restated Indenture

Exhibit A

FORM OF INVESTMENT LETTER

[Date]

Computershare Trust Company, National Association

1505 Energy Park Drive St. Paul, Minnesota 55108

Email: kristen.walters@computershare.com

Chase Issuance Trust

c/o Chase Card Funding LLC, as Beneficiary

201 North Walnut Street

Wilmington, Delaware 19801

Email: patricia.m.garvey@chase.com

Re:	Purchase of $ principal amount of Chase Issuance Trust, Series [●], Class [●] Notes

Ladies and Gentlemen:

In connection with our purchase of the above Notes (the “Notes”) we confirm that:

(1) We understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

(2) Any information we desire concerning the Notes or any other matter relevant to our decision to purchase the Notes is or has been made available to us.

(3) We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we (and any account for which we are purchasing under paragraph (4) below) are able to bear the economic risk of an investment in the Notes. We (and any account for which we are purchasing under paragraph (4) below) are an “accredited investor” (as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the Securities Act).

(4) We are acquiring the Notes for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

(5) We agree that the Notes must be held indefinitely by us unless subsequently registered under the Securities Act or an exemption from any registration requirements of the Securities Act and any applicable state securities law is available.

(6) We agree that in the event that at some future time we wish to dispose of or exchange any of the Notes (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Notes unless:

(a) (i) the sale is of at least U.S. $250,000 principal amount of Notes to an Eligible Purchaser (as defined below), (ii) a letter to substantially the same effect as paragraphs (1), (2), (3), (4), (5) and (6) of this letter is executed promptly by the purchaser and (iii) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

(b) the Notes are transferred pursuant to Rule 144 under the Securities Act by us after we have held them for more than two years; or

(c) the Notes are sold in any other transaction that does not require registration under the Securities Act and, if the Issuing Entity, the Transferor, the Servicer, the Indenture Trustee or the Note Registrar so requests, we theretofore have furnished to such party an opinion of counsel satisfactory to such party, in form and substance satisfactory to such party, to such effect; or

(d) the Notes are transferred pursuant to an exception from the registration requirements of the Securities Act under Rule 144A under the Securities Act.

(7) We understand that the Notes will bear a legend to substantially the following effect:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

This legend may be removed if the Issuing Entity, the Indenture Trustee and the Note Registrar have received an opinion of counsel, in form and substance satisfactory to each of them, to the effect that the legend may be removed.

“Eligible Purchaser” means either an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. “Eligible Dealer” means any corporation or other entity the principal business of which is acting as a broker and/or dealer in securities. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Fifth Amended and Restated Indenture, dated as of December 16, 2024, by and between the Chase Issuance Trust and Computershare Trust Company, National Association, as indenture trustee and as collateral agent.

Very truly yours,

(Name of Purchaser)

By:
(Authorized officer)

Exhibit B-1

FORM OF CLEARANCE SYSTEM CERTIFICATE

TO BE GIVEN TO THE INDENTURE TRUSTEE BY

EUROCLEAR OR CLEARSTREAM FOR

DELIVERY OF DEFINITIVE NOTES IN EXCHANGE FOR A PORTION OF A

TEMPORARY GLOBAL NOTE

CHASE ISSUANCE TRUST,

Series [●], Class [●] Notes

[Insert title or sufficient description of Notes to be delivered]

We refer to that portion of the Temporary Global Note in respect of the Series [●], Class [●] Notes to be exchanged for definitive Notes (the “Submitted Portion”) pursuant to this certificate (the “Notes”) as provided in the Fifth Amended and Restated Indenture, dated as of December 16, 2024 (as amended, restated, supplemented or otherwise modified, the “Indenture”), in respect of such issue. This is to certify that (i) we have received a certificate or certificates, in writing or by tested telex, with respect to each of the persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion and with respect to such person’s beneficial interest either (a) from such person, substantially in the form of Exhibit [●]-[●] to the Indenture Supplement, or (b) from    ,   , substantially in the form of Exhibit [●]-[●] to the Indenture Supplement, and (ii) the Submitted Portion includes no part of the Temporary Global Note excepted in such certificates.

We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on as of the date hereof.

We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy hereof to any interested party in such proceedings.

Dated: , ,
[as operator of the Euroclear System]
[Clearstream]

By

B-1-1

Exhibit B-2

FORM OF CERTIFICATE TO BE DELIVERED TO

EUROCLEAR OR CLEARSTREAM

BY [●] WITH RESPECT TO REGISTERED NOTES SOLD TO QUALIFIED

INSTITUTIONAL BUYERS

CHASE ISSUANCE TRUST,

Series [●], Class [●] Notes

In connection with the initial issuance and placement of the Series [●], Class [●] Notes (the “Notes”), an institutional investor in the United States (an “institutional investor”) is purchasing [U.S.$/(pound)/(U)/SF] aggregate principal amount of the Notes hold in our account at [      ], as operator of the Euroclear System] [Clearstream] on behalf of such investor.

We reasonably believe that such institutional investor is a qualified institutional buyer as such term is defined under Rule 144A under the Securities Act of 1933, as amended.

[We understand that this certificate is required in connection with United States laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered by this certificate.]

The definitive Notes in respect of this certificate are to be issued in registered form in the minimum denomination of [U.S.$/(pound)/(U)/SF] and such definitive Notes (and, unless the Indenture or Terms Document relating to the Notes otherwise provides, any Notes issued in exchange or substitution for or on registration of transfer of Notes) shall bear the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (EACH AS DEFINED HEREIN), EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN. THIS NOTE CANNOT BE EXCHANGED FOR A BEARER NOTE.”

Dated: , ,
[ ]
By:
Authorized Officer

B-2-1

Exhibit B-3

FORM OF CERTIFICATE TO BE DELIVERED

TO EUROCLEAR OR CLEARSTREAM

BY A BENEFICIAL OWNER OF NOTES,

OTHER THAN A QUALIFIED INSTITUTIONAL BUYER

CHASE ISSUANCE TRUST,

Series [●], Class [●] Notes

This is to certify that as of the date hereof and except as provided in the third paragraph hereof, the Series [●], Class [●] Notes held by you for our account (the “Notes”) (i) are owned by a person that is a United States person, or (ii) are owned by a United States person that is (A) the foreign branch of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) (a “financial institution”) purchasing for its own account or for resale, or (B) a United States person who acquired the Notes through the foreign branch of a financial institution and who holds the Notes through the financial institution on the date hereof (and in either case (A) or (B), the financial institution hereby agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by a financial institution for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)). In addition, financial institutions described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) certify that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We undertake to advise you by tested telex if the above statement as to beneficial ownership is not correct on the date of delivery of the Notes in bearer form with respect to such of the Notes as then appear in your books as being held for our account.

This certificate excepts and does not relate to [U.S.$/(pound)/(U)/SF] principal amount of Notes held by you for our account, as to which we are not yet able to certify beneficial ownership. We understand that delivery of definitive Notes in such principal amount cannot be made until we are able to so certify.

We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy hereof to any interested party in such proceedings. As used herein, “United States” means the United States of America, including the states thereof and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction; and “United States person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, or

B-3-1

an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Dated: ,
By:
Name:
Title:

As, or as agent for, the beneficial owner(s) of the interest in the Notes to which this certificate relates.

B-3-2

Exhibit C

FORM OF ANNUAL CERTIFICATION

Re:

FIFTH AMENDED AND RESTATED INDENTURE, dated as of December 16, 2024 (the “Agreement”), by and between Chase Issuance Trust, a Delaware statutory trust, as issuing entity (the “Issuing Entity”) and Computershare Trust Company, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”) and as Collateral Agent (the “Collateral Agent”).

I,      , the       of the Indenture Trustee, certify to the Transferor and JPMCB, and their respective officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) and Item 1122 of Regulation AB (17 C.F.R. §229.1100, et seq.) (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Indenture Trustee to the Transferor and JPMCB pursuant to the Agreement (collectively, the “Indenture Trustee Information”);

(2) To the best of my knowledge, the Indenture Trustee Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Indenture Trustee Information;

(3) To the best of my knowledge, all of the Indenture Trustee Information required to be provided by the Indenture Trustee under the Agreement has been provided to the Transferor and JPMCB; and

(4) To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Indenture Trustee has fulfilled its obligations under the Agreement.

Date:

By:
Name:
Title:

C-1

Exhibit D

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	✔

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.

Cash Collection and Administration

1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

✔

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✔

1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

✔

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

✔

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

Investor Remittances and Reporting

1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✔

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	✔

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	✔

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	✔

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

*

1122(d)(4)(v)	The Servicer’s records regarding the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-aging) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period an account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for accounts with variable rates are computed based on the related account documents.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	*

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee and as Collateral Agent

Date:

By:
Name:
Title:

*

The Asserting Party was responsible for the remittance of electronic payments on pool assets and for the servicing functions related to the allocation and posting of payments on pool assets. Each of [VENDOR(S)] is responsible for the opening, listing and depositing of remittance payments mailed to post office boxes serviced by the Asserting Party.

*

If there are any external enhancement or other support identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, Item 1122(d)(4)(xv) would be included in the Applicable Servicing Criteria for the Servicer.

Exhibit E

FORM OF

CHASE ISSUANCE TRUST

INDENTURE TRUSTEE’S CERTIFICATE

[   ] [  ], 20[  ]

Reference is hereby made to the FIFTH AMENDED AND RESTATED INDENTURE, dated as of December 16, 2024 (as amended and supplemented, the “Indenture”), by and between CHASE ISSUANCE TRUST, a Delaware statutory trust (the “Issuing Entity”) and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”) and as Collateral Agent (the “Collateral Agent”). All capitalized terms used herein but not defined have the meanings assigned to them in the Indenture.

In connection with transactions contemplated by each applicable Terms Agreement (the “Terms Agreement”), each with respect to a specific tranche of Notes, dated the respective dates of the pricing of such Notes, incorporating an Underwriting Agreement, dated as of [   ] [  ], 20[  ] (together, the “Underwriting Agreement”), by and among the underwriter (the “Underwriter”), JPMorgan Chase Bank, National Association (the “Bank”), a national banking association, Chase Card Funding LLC (the “Transferor”) and the Issuing Entity, relating to the sale by the Issuing Entity to the Underwriter of CHASEseries notes from the date hereof through [  ] [  ], 20[  ] (the “Notes”), the undersigned, an authorized officer of the Indenture Trustee, hereby certifies the following:

1.  The information provided by the Indenture Trustee in the prospectus, dated [  ] [  ], 20[  ] (the “Prospectus”), relating to the offering of the Notes of the Issuing Entity in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Securities Act, as excerpted in Schedule A hereto, is true and correct in all material respects.

2. [Other than the legal proceeding against the Indenture Trustee set forth in the Prospectus relating to the offering of the Notes of the Issuing Entity in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Securities Act, as reproduced in Schedule B hereto,] there are no legal proceedings pending or known to be contemplated against the Indenture Trustee or against any property of the Indenture Trustee that would be material to holders of the Notes.

3. There are no governmental proceedings pending or known to be contemplated against the Indenture Trustee or against any property of the Indenture Trustee that would be material to holders of the Notes.

4. To the knowledge of the undersigned officer of the Indenture Trustee, there are no affiliations, relationships and/or related transactions that would be material to holders of the Notes between the Indenture Trustee and any of the following:

(a) the Bank;

(b)  Wilmington Trust Company;

(c)  Chase Card Funding LLC;

(d)  the Reviewer[.];/[; and]

(e) any enhancement or support provider.]1

[1]	If applicable, the Transferor shall inform the Indenture Trustee of the identity of any enhancement or support provider; otherwise (e) is deleted.

IN WITNESS WHEREOF, I have executed this certificate as of the date hereinabove set forth.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee and as Collateral Agent

By:
Name:
Title:

Schedule A

1.	Page [ ] of Prospectus

[DESCRIPTION OF COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION]

2.	Page [ ] of Prospectus

[DESCRIPTION OF COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION]

Schedule B

Page [  ] of Prospectus

[DESCRIPTION OF LITIGATION]

Exhibit F

FORM OF REPURCHASE REQUEST CERTIFICATE

[   ], [  ]

Chase Issuance Trust

c/o Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890-1600

Attention: Corporate Trust Administration

Chase Card Funding LLC

201 North Walnut Street

Wilmington, Delaware 19801

Attention: Patricia Garvey

Email: patricia.m.garvey@chase.com

[JPMorgan Chase Bank, National Association

201 North Walnut Street

Wilmington, DE 19801

Attention:

Email: ]

Re:	Noteholder Request to Repurchase Receivables

Reference is hereby made to the Fifth Amended and Restated Indenture (the “Indenture”), dated as of December 16, 2024, by and between Chase Issuance Trust, a statutory trust organized under the laws of the State of Delaware (the “Issuing Entity”), and Computershare Trust Company, National Association, a national banking association, in its capacity as Indenture Trustee (the “Indenture Trustee”) and as Collateral Agent (the “Collateral Agent”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

The Indenture Trustee hereby certifies as to the checked option below:

[ ] During the period from and including [DATE] to but excluding [DATE], the Indenture Trustee received no requests from Noteholders, with respect to the Notes Outstanding during the period, requesting that Receivables be repurchased.

[  ] During the period from and including [DATE] to but excluding [DATE], the Indenture Trustee received one or more requests from Noteholders, with respect to the Notes Outstanding during the period, requesting that Receivables be repurchased. Such requests are attached hereto as Exhibit A.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee and as Collateral Agent

By:
Name:
Title:

Exhibit A

CHASE ISSUANCE TRUST

RECEIVABLE REPURCHASE DEMAND ACTIVITY REPORT

Provide the following information for each Receivable subject to a demand for repurchase or replacement:

Date of Demand	Account No.	Principal Balance of Receivable Subject of Demand	Party Making Reputed Demand	Repurchased or Replaced?	Pending Repurchase or Replacement (within cure period)	Demand in Dispute?	Demand Withdrawn?	Demand Rejected?
				Yes / No	Yes / No	Yes /No	Yes / No	Yes / No
$
$
$
$
$
TOTAL:	(Total Number of Accounts Listed Above)	$

Exhibit A

Exhibit G

FORM OF REVIEW NOTICE

[   ], 20[ ]

[FTI Consulting, Inc.]

[     ]

[     ]

Attention: [     ]

Fax: [     ]

Re:	CHASEseries Notes – Asset Representations Review

Reference is hereby made to the Fifth Amended and Restated Indenture (the “Indenture”), dated as of December 16, 2024, by and between Chase Issuance Trust, a Delaware statutory trust (the “Issuing Entity”), and Computershare Trust Company, National Association, a national banking association, in its capacity as Indenture Trustee (the “Indenture Trustee”) and as Collateral Agent (the “Collateral Agent”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

Notice is hereby provided that, as of the date hereof, the conditions for an Asset Representations Review described in Section 13.05(b) of the Indenture have been satisfied and the Reviewer should commence an Asset Representations Review in accordance with the procedures of the Asset Representations Review Agreement.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee and as Collateral Agent

By:
Name:
Title:

G-1